                     --------------------------------------

                           FOURTH AMENDED AND RESTATED

                                CREDIT AGREEMENT

                     --------------------------------------

                          Dated as of February 14, 2000

                     --------------------------------------

                             U.S. HOME CORPORATION,

                          The Lenders Parties Thereto,

                                  BANK ONE, NA,

                            as Administrative Agent,

                         GUARANTY FEDERAL BANK, F.S.B.,

                              as Syndication Agent,

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,

                             as Documentation Agent

                                       and

                         BANC ONE CAPITAL MARKETS, INC.,

                      as Lead Arranger and Sole Bookrunner



                     $360,000,000 REVOLVING CREDIT FACILITY

                               TABLE OF CONTENTS

ARTICLE I

     DEFINITIONS....................................................  Page 1

ARTICLE II

     THE CREDITS.................................................... Page 20
     2.1.  Commitment............................................... Page 20
     2.2.  Required Payments........................................ Page 20
     2.3.  Ratable Loans............................................ Page 20
     2.4.  Types of Advances........................................ Page 20
     2.5.  Commitment Fee; Changes in Aggregate Commitment.......... Page 20
     2.6.  Minimum Amount of Each Advance........................... Page 23
     2.7.  Optional Principal Payments.............................. Page 23
     2.8.  Method of Selecting Types and Interest Periods for
             New Advances........................................... Page 23
     2.9.  Conversion and Continuation of Outstanding Advances...... Page 24
     2.10. Changes in Interest Rate, etc............................ Page 24
     2.11. Determination of Applicable Margins and Applicable
             Commitment Rate........................................ Page 25
     2.12. Rates Applicable After Default........................... Page 25
     2.13. Method of Payment........................................ Page 26
     2.14. Notes; Telephonic Notices................................ Page 26
     2.15. Interest Payment Dates; Interest and Fee Basis........... Page 27
     2.16. Notification of Advances, Interest Rates, Prepayments
             and Commitment Reductions and Increases................ Page 27
     2.17. Lending Installations.................................... Page 27
     2.18. Non-Receipt of Funds by the Agent........................ Page 27
     2.19. Withholding Tax Exemption................................ Page 27
     2.20. Extension of Facility Termination Date................... Page 28
     2.21. Replacement of Certain Lenders........................... Page 29
     2.22. Swing Line .............................................. Page 30
     2.23. Amounts Payable Under Original Agreement................. Page 31

ARTICLE III

     CHANGE IN CIRCUMSTANCES........................................ Page 32
     3.1.  Yield Protection......................................... Page 32
     3.2.  Changes in Capital Adequacy Regulations.................. Page 33
     3.3.  Availability of Types of Advances........................ Page 33
     3.4.  Funding Indemnification.................................. Page 34
     3.5.  Lender Statements; Survival of Indemnity................. Page 34

ARTICLE IV

     THE LETTER OF CREDIT FACILITY.................................. Page 34
     4.1.  Facility Letters of Credit............................... Page 34
     4.2.  Limitations.............................................. Page 34
     4.3.  Conditions............................................... Page 35
     4.4.  Procedure for Issuance of Facility Letters of Credit..... Page 36
     4.5.  Duties of Issuing Bank................................... Page 37
     4.6.  Participation............................................ Page 37
     4.7.  Compensation for Facility Letters of Credit.............. Page 39
     4.8.  Issuing Bank Reporting Requirements...................... Page 39
     4.9.  Indemnification; Nature of Issuing Bank's Duties......... Page 39
     4.10. Resignation of Issuing Bank.............................. Page 40
     4.11. Obligations of Issuing Bank and Other Lenders............ Page 41

ARTICLE V

     CONDITIONS PRECEDENT........................................... Page 41
     5.1.  Effective Date........................................... Page 41
     5.2.  Each Advance............................................. Page 42

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES................................. Page 43
     6.1.  Existence and Standing................................... Page 43
     6.2.  Authorization and Validity............................... Page 43
     6.3.  No Conflict; Government Consent.......................... Page 44
     6.4.  Financial Statements..................................... Page 44
     6.5.  Material Adverse Effect.................................. Page 45
     6.6.  Taxes.................................................... Page 45
     6.7.  Litigation and Contingent Obligations.................... Page 45
     6.8.  Subsidiaries............................................. Page 45
     6.9.  ERISA.................................................... Page 45
     6.10. Accuracy of Information.................................. Page 46
     6.11. Regulation U............................................. Page 46
     6.12. Material Agreements...................................... Page 46
     6.13. Labor Disputes and Acts of God........................... Page 46
     6.14. Ownership and Liens...................................... Page 46
     6.15. Operation of Business.................................... Page 46
     6.16. Laws; Environment........................................ Page 46
     6.17. Investment Company Act................................... Page 47
     6.18. Public Utility Holding Company Act....................... Page 47
     6.19. Subordinated Indebtedness................................ Page 48
     6.20. Year 2000................................................ Page 48

ARTICLE VII

     AFFIRMATIVE COVENANTS.......................................... Page 48
     7.1.  Financial Reporting...................................... Page 48
     7.2.  Use of Proceeds.......................................... Page 51
     7.3.  Notice of Default........................................ Page 52
     7.4.  Conduct of Business...................................... Page 52
     7.5.  Taxes.................................................... Page 52
     7.6.  Insurance................................................ Page 52
     7.7.  Compliance with Laws..................................... Page 52
     7.8.  Maintenance of Properties................................ Page 52
     7.9.  Inspection............................................... Page 52
     7.10. Environment.............................................. Page 53
     7.11. New Subsidiary........................................... Page 53
     7.12. Change in Schedules...................................... Page 53
     7.13. Year 2000................................................ Page 53

ARTICLE VIII

     NEGATIVE COVENANTS............................................. Page 54
     8.1.  Dividends................................................ Page 54
     8.2.  Indebtedness............................................. Page 54
     8.3.  Merger................................................... Page 55
     8.4.  Sale of Assets........................................... Page 55
     8.5.  Sale and Leaseback....................................... Page 55
     8.6.  Investments and Acquisitions............................. Page 55
     8.7.  Contingent Obligations................................... Page 57
     8.8.  Liens.................................................... Page 57
     8.9.  Redemption............................................... Page 58
     8.10. Affiliates............................................... Page 58
     8.11. Subordinated Indebtedness................................ Page 58
     8.12. Amendments............................................... Page 59
     8.13. Financial Undertakings................................... Page 59

ARTICLE IX

     FINANCIAL COVENANTS............................................ Page 59
     9.1.  Minimum Consolidated Tangible Net Worth.................. Page 59
     9.2.  Permitted Indebtedness Ratio............................. Page 59
     9.3.  Land Owned............................................... Page 60
     9.4.  Housing Inventory........................................ Page 60
     9.5.  Rate Protection.......................................... Page 61

ARTICLE X

     DEFAULTS......................................................... Page 61

ARTICLE XI

     ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................... Page 63
     11.1.  Acceleration.............................................. Page 63
     11.2.  Amendments................................................ Page 63
     11.3.  Preservation of Rights.................................... Page 64

ARTICLE XII

     GENERAL PROVISIONS............................................... Page 64
     12.1.  Survival of Representations............................... Page 64
     12.2.  Governmental Regulation................................... Page 65
     12.3.  Taxes..................................................... Page 65
     12.4.  Headings.................................................. Page 65
     12.5.  Entire Agreement.......................................... Page 65
     12.6.  Nature of Obligations; Benefits of this Agreement......... Page 65
     12.7.  Expenses; Indemnification................................. Page 65
     12.8.  Numbers of Documents...................................... Page 66
     12.9.  Accounting................................................ Page 66
     12.10. Severability of Provisions................................ Page 66
     12.11. Nonliability of Lenders and Issuing Bank.................. Page 66
     12.12. CHOICE OF LAW............................................. Page 66
     12.13. CONSENT TO JURISDICTION................................... Page 66
     12.14. WAIVER OF JURY TRIAL...................................... Page 67
     12.15. Confidentiality........................................... Page 67

     ARTICLE XIII

     THE AGENT........................................................ Page 67
     13.1.  Appointment............................................... Page 67
     13.2.  Powers.................................................... Page 68
     13.3.  General Immunity.......................................... Page 68
     13.4.  No Responsibility for Loans, Recitals, etc................ Page 68
     13.5.  Action on Instructions of Lenders......................... Page 68
     13.6.  Employment of Agents and Counsel.......................... Page 68
     13.7.  Reliance on Documents; Counsel............................ Page 69
     13.8.  Agent's Reimbursement and Indemnification................. Page 69
     13.9.  Rights as a Lender or Issuing Bank ....................... Page 69
     13.10. Lender Credit Decision.................................... Page 69


                                    Page iv

     13.11         Successor Agent.................................... Page 70
     13.12         Agent's and Arranger's Fees........................ Page 70

ARTICLE XIV

     SETOFF: RATABLE PAYMENTS......................................... Page 71
     14.1.         Setoff............................................. Page 71
     14.2.         Ratable Payments................................... Page 71

ARTICLE XV

     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
     15.1.         Successors and Assigns............................. Page 71
     15.2.         Participations..................................... Page 71
          15.2.1.  Permitted Participants; Effect..................... Page 72
          15.2.2.  Voting Rights...................................... Page 72
          15.2.3.  Benefit of Setoff.................................. Page 72
     15.3.         Assignments........................................ Page 73
          15.3.1.  Permitted Assignments.............................. Page 73
          15.3.2.  Effect; Effective Date............................. Page 73
     15.4.         Dissemination of Information....................... Page 74
     15.5          Tax Treatment...................................... Page 74

ARTICLE XVI

     NOTICES.......................................................... Page 74
     16.1.         Giving Notice...................................... Page 74
     16.2.         Change of Address.................................. Page 74

ARTICLE XVII

     COUNTERPARTS..................................................... Page 75



                                    EXHIBITS


EXHIBIT "A"    -    FORM OF GUARANTY

EXHIBIT "B-1"  -    FORM OF NOTE

EXHIBIT "B-2"  -    FORM OF AMENDED AND RESTATED NOTE

EXHIBIT "C"    -    FORM OF COMMITMENT AND ACCEPTANCE

EXHIBIT "D"    -    FORM OF OPINION - KAYE, SCHOLER, FIERMAN, HAYS AND HANDLER,
                    LLP

EXHIBIT "E"    -    FORM OF OPINION OF STEVEN LANE, DIRECTOR - LEGAL OF THE
                    BORROWER

EXHIBIT "F"    -    FORM OF OPINION - LORD BISSELL & BROOK

EXHIBIT "G"    -    FORM OF SECOND AMENDED AND RESTATED GUARANTY

EXHIBIT "H"    -    FORM OF THIRD AMENDED AND RESTATED CONTRIBUTION AND
                    INDEMNITY AGREEMENT

EXHIBIT "I"    -    FORM OF THIRD AMENDED AND RESTATED SUBORDINATION AGREEMENT

EXHIBIT "J"    -    FORM OF BORROWING CERTIFICATE

EXHIBIT "K"    -    FORM OF QUARTERLY COMPLIANCE CERTIFICATE

     SCHEDULE "I" TO COMPLIANCE CERTIFICATE

EXHIBIT "L"    -    FORM OF ASSIGNMENT AGREEMENT

     EXHIBIT "I" TO ASSIGNMENT AGREEMENT
          NOTICE OF ASSIGNMENT


                                    SCHEDULES

SCHEDULE "1-A"   -         GUARANTORS

SCHEDULE "1-B"   -         NON-BORROWING SUBSIDIARIES

SCHEDULE "6.3"   -         REQUIRED CONSENTS

SCHEDULE "6.7"   -         LITIGATION AND CONTINGENT OBLIGATIONS

SCHEDULE "6.8"   -         SUBSIDIARIES

SCHEDULE "6.16"  -         EXCEPTIONS TO ENVIRONMENTAL REPRESENTATIONS

SCHEDULE "8.2"   -         INDEBTEDNESS

SCHEDULE "8.6"   -         EXISTING INVESTMENTS

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

         This Fourth Amended and Restated Credit Agreement, dated as of February 14, 2000, is among U.S. HOME CORPORATION, a Delaware corporation, as Borrower, the Lenders listed on the signature pages of this Agreement, BANK ONE, NA (formerly known as The First National Bank of Chicago), GUARANTY FEDERAL BANK, F.S.B., as Syndication Agent and CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent.

         WHEREAS, the Borrower and certain of the Lenders are party to that certain Third Amended and Restated Credit Agreement dated as of May 28, 1999 (the "Original Agreement"); and

         WHEREAS, certain Lenders not party to the Original Agreement have agreed to issue Commitments (as hereinafter defined) and certain Lenders party to the Original Agreement have agreed to increase their Commitments, thereby increasing the Aggregate Commitment (as hereinafter defined) to $360,000,000.00; and

         WHEREAS, the parties hereto now desire to amend and restate the Original Agreement in its entirety to effect such increase in the Aggregate Commitment and to effect certain other modifications of the terms of the Original Agreement as hereinafter provided.

         NOW THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that, effective as of the Effective Date (as hereinafter defined), the Original Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (excluding the Non-Borrowing Subsidiaries)
(i) acquires any going concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or other ownership interests of a partnership, joint venture, limited liability company or other similar business organization.

         "Additional Lenders" is defined in Section 2.5(b).

         "Advance" means a borrowing hereunder consisting of either (i) the aggregate amount of the several Loans (excluding Swing Line Loans) made by the Lenders to the Borrower of the same Type and, in the case of a Eurodollar Advance, for the same Interest Period or (ii) a Swing Line Loan made by the Swing Line Bank to the Borrower.

         "Affected Lender" is defined in Section 2.21.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person beneficially owns (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) 20% or more of any class of voting securities (or other voting ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One, NA in its capacity as agent for the Lenders pursuant to Article XIII, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XIII. Neither the Documentation Agent nor the Syndication Agent shall have any of the rights, responsibilities or obligations of the Agent under this Agreement.

         "Aggregate Available Credit" means the aggregate of the Available Credits of all of the Lenders.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $360,000,000.

         "Agreement" means this Fourth Amended and Restated Credit Agreement, as it may be amended or modified (including by execution and delivery of a Commitment and Acceptance in accordance with the provisions of Section 2.5(b)) and in effect from time to time.

         "Agreement Accounting Principles" is defined in Section 12.9.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day plus (b) 1/2 of 1% per annum.

         "Applicable Commitment Rate" means, as at any date of determination, the rate per annum indicated in Section 2.11 as then applicable in the determination of the commitment fee under Section 2.5.

         "Applicable Eurodollar Margin" means, as at any date of determination, the margin indicated in Section 2.11 as then applicable in the determination of Eurodollar Rates and the Applicable Letter of Credit Rate.

         "Applicable Floating Rate Margin" means, as at any date of determination, the margin indicated in Section 2.11 as then applicable in the determination of the Floating Rate applicable to Floating Rate Advances and Swing Line Loans, provided, however, that, with respect to the first $25,000,000 of Floating Rate Advances (excluding Swing Line Loans) outstanding at any time, the Applicable Floating Rate Margin shall be zero (0).

         "Applicable Letter of Credit Rate" means, as at any date of determination, a rate per annum equal to (i) the Applicable Eurodollar Margin as at such date, less (ii) 0.25 percent.

         "Applicable Margin(s)" means the Applicable Eurodollar Margin and/or the Applicable Floating Rate Margin, as the case may be.

         "Arranger" means Banc One Capital Markets, Inc.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the Chairman, President, Senior Vice President or any Vice President of the Borrower, acting singly.

         "Available Credit" means, at any date with respect to any Lender, the amount (if any) by which such Lender's Commitment exceeds the sum of (i) the outstanding principal balance of such Lender's Loans as of such date (including, in the case of the Swing Line Bank, Swing Line Loans), plus (ii) such Lender's ratable share (determined in accordance with Section 4.6) of the Facility Letter of Credit Obligations as of such date.

         "Bank One" means Bank One, NA (formerly known as The First National Bank of Chicago).

         "Borrower" means U.S. Home Corporation, a Delaware corporation, and its successors and assigns.

         "Borrowing Base" means, with respect to an Inventory Valuation Date for which it is to be determined, an amount equal to the sum of the following assets of the Borrower and the Guarantors (but only to the extent that such assets are not subject to any Liens (other than Permitted Encumbrances), whether or not such Liens are permitted hereunder): (i) the Receivables, (ii) the book value of Housing Units Under Contract, multiplied by eighty percent (80%), (iii) the book value of Inventory Housing Units, multiplied by seventy percent (70%), and (iv) the sum (but not exceeding forty percent (40%) of Total Senior Loan Commitments) of (A) the book value of Finished Lots, multiplied by seventy percent (70%), plus (B) the book value of Land under Development, multiplied by fifty percent (50%) plus (C) the book value of Entitled Land, multiplied by thirty percent (30%).

         "Borrowing Base Certificate" means a written certificate substantially in the form set forth in Exhibit "J" (or such other form as is acceptable to the Borrower and the Required Lenders) setting forth the amount of the Borrowing Base with respect to the calendar month most recently completed, certified as true and correct by an Authorized Officer of the Borrower.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of voting stock of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans (other than Swing Line Loans), and to participate in the Facility Letters of Credit in accordance with Section 4.6(a), not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 15.3.2 or as set forth in any Commitment and Acceptance in accordance with Section 2.5(b), as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment and Acceptance" is defined in Section 2.5(b).

         "Consolidated Funded Indebtedness" means, at any date, the outstanding amount of all Indebtedness of the Borrower and the Guarantors, excluding accrued expenses incurred in the ordinary course of business and guarantees of performance or completion and performance bonds (but not excluding guarantees of payment), all determined without duplication and on a consolidated basis for the Borrower and the Guarantors in conformity with Agreement Accounting Principles.

         "Consolidated Interest Expense" means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption "interest expense" or any like caption on an income statement for the Borrower and the Guarantors (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Borrower and the Guarantors, without duplication, all interest included as a component of cost of sales for such period.

         "Consolidated Interest Incurred" means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption "interest expense" or any like caption on an income statement for the Borrower and the Guarantors (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Borrower and the Guarantors, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by the Borrower or a Guarantor under any Contingent Obligation during such period.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and the Guarantors on a consolidated basis for such period taken as a single accounting period, determined in conformity with Agreement Accounting Principles; provided that there shall be excluded from Consolidated Net Income (i) the income (or loss) of any Person that is not the Borrower or a Guarantor, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Guarantor by such Person during such period, and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

         "Consolidated Senior Debt Borrowings" means, at any date, with respect to the Borrower and the Guarantors, on a consolidated basis, the outstanding principal amount of all obligations described in clauses (i), (iv) or (viii) of the definition of "Indebtedness" (including the Obligations) calculated in accordance with Agreement Accounting Principles but excluding (i) Indebtedness secured by a Lien on Property, (ii) Indebtedness of the Borrower to a Guarantor, a Guarantor to the Borrower or a Guarantor to another Guarantor, and (iii) any Subordinated Indebtedness.

         "Consolidated Tangible Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower determined in conformity with Agreement Accounting Principles, less its consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to March 31, 1998 in the book value of any asset owned by the Borrower, (ii) all investments in Non-Borrowing Subsidiaries and (iii) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

         "Contingent Obligation" of a Person means, without duplication, any agreement, undertaking or arrangement by which such Person assumes, guarantees (other than a Guaranty), endorses (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, or application or other contingent obligation with respect to a Letter of Credit, but excluding guarantees of performance or completion and performance bonds, or setoff rights of a lender. "Contingent Obligation" does not include the obligation to make capital contributions to a joint venture.

         "Contribution Agreement" is defined in Section 5.1(x).

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Coverage Test" is defined in Section 9.2(b).

         "Default" means an event described in Article X after the expiration of any applicable cure or notice period.

         "Documentation Agent" means Credit Lyonnais New York Branch in its capacity as documentation agent and not in its capacity as a Lender. The Documentation Agent shall not have any of the rights, responsibilities or obligations of the Agent under this Agreement.

         "EBITDA" means, for any period, without duplication, (i) the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) charges against income for all federal, state and local taxes, (d) depreciation expense, (e) amortization expense, (f) other non-cash charges and expenses, and (g) any losses arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, less (ii) any gains arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, all as determined on a consolidated basis for the Borrower and the Guarantors in conformity with Agreement Accounting Principles.

         "Effective Date" means the later of (a) the date on which this Agreement has been fully executed and delivered by the Lenders, the Agent, the Issuing Bank and the Borrower and (b) the date on which the conditions set forth in Section 5.1 have been satisfied.

         "Entitled Land" means parcels of land owned by the Borrower or any Guarantor which are zoned for the construction of single-family dwellings, whether detached or attached (including condominiums but excluding mobile homes); provided, however, that the term "Entitled Land" shall not include Land under Development, Finished Lots or any real property upon which the construction of Housing Units has commenced.

         "Equity Security" has the meaning set forth in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by Bank One to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period.

         "Eurodollar Loan" means a Loan which bears interest at a Eurodollar
Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Excluded Taxes" is defined in Section 3.1.

         "Extension Request" is defined in Section 2.20(a).

         "Facility Increase Notice" is defined in Section 2.5(c).

         "Facility Letter of Credit" means (a) any Letter of Credit issued by the Issuing Bank prior to the Effective Date pursuant to the Original Agreement (or pursuant to any predecessor credit agreement among Agent, Borrower and certain of the Lenders) that is outstanding on the Effective Date and (b) any Letter of Credit issued by the Issuing Bank for the account of the Borrower or a Guarantor in accordance with Article IV.

         "Facility Letter of Credit Fee" means a fee, payable with respect to each Facility Letter of Credit issued by the Issuing Bank, in an amount per annum equal to the product of (i) the Applicable Letter of Credit Rate (determined on a daily basis on the amount of the outstanding Facility Letters of Credit) and (ii) the greater of (A) $50,000 or (B) the face amount of such Facility Letter of Credit.

         "Facility Letter of Credit Obligations" means, at any date, the sum of
(i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, and (ii) without duplication of any amounts referred to in clause (i), the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit to the extent (if any) not reimbursed by the Borrower or by the Lenders under
Section 4.4.

         "Facility Termination Date" means May 31, 2002, as the same may be extended as provided in Section 2.20.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Undertaking" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (ii) any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries, (iii) any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries (excluding any obligation of a Person or any of its Subsidiaries to a governmental authority, agency or district to acquire or develop real property and/or to pay taxes or other assessments with respect to real property, notwithstanding that such tax payments or assessments are applied to pay debt service on bonds issued by such governmental authority, agency or district), or (iv) any Rate Hedging Obligations.

         "Finished Lots" means parcels of land owned by the Borrower or any Guarantor which are duly recorded and platted for the construction of single-family dwelling units, whether detached or attached (including condominiums but excluding mobile homes) and zoned for such use, with respect to which all requisite governmental consents and approvals have been obtained and on which (i) all development activity, other than the application of the seal or finishing coat on improved roadways and other minor repairs required to dedicate such roadways, has been completed and (ii) water and sewer connections have been brought to the lot shown on the plat covering such parcel and are available for hook-up to such dwelling or dwellings; provided, however, that the term "Finished Lots" shall not include any real property upon which the construction of a dwelling or dwellings has commenced.

         "Fixed Rate Debt" means any obligation described in clauses (i), (iv) or (viii) of the definition of "Indebtedness" (i) that bears interest at a rate that is fixed until maturity of such Indebtedness and that does not fluctuate or vary, whether on the basis of rates established from time to time by the obligee, indices, market conditions or otherwise or (ii) having an average weighted maturity equal to or exceeding the then remaining term of this Agreement and with respect to which the Borrower has arranged Rate Hedging Obligations that protect the Borrower from fluctuations of interest rates, which Rate Hedging Obligations are acceptable to the Required Lenders in all respects, including without limitation the Person or Persons that are parties thereto, the fixed interest rates thereunder and the other terms and conditions thereof.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day, plus (ii) the Applicable Floating Rate Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "GAAP" means generally accepted accounting principles in effect in the United States from time to time, consistently applied.

         "Guarantors" means the Subsidiaries of the Borrower listed on Schedule "1-A" hereto and any Subsidiary of Borrower that shall hereafter execute a Guaranty in accordance with Section 7.11 hereof, and any successors and assigns of any of the foregoing.

         "Guaranty" means the Second Amended and Restated Guaranty provided for in Section 5.1(ix) or a Guaranty, in substantially the form of Exhibit "A", duly executed by one or more of the Guarantors, as any of the foregoing may be amended or modified and in effect from time to time.

         "Housing Unit" means a single-family dwelling (including any single-family dwelling for which the construction thereof has commenced but has not been completed), whether detached or attached (including condominiums but excluding mobile homes), including the parcel of land on which such dwelling is located or to be located, that is (or, upon completion of construction thereof, will be) available for sale; the term "Housing Unit" includes an Inventory Housing Unit.

         "Housing Unit Closing" means a closing of the sale of a Housing Unit by the Borrower or a Guarantor to a bona fide purchaser for value that is not an Affiliate of the Borrower.

         "Housing Unit Under Contract" means a Housing Unit owned by the Borrower or a Guarantor as to which the Borrower or such Guarantor has a bona fide contract of sale, in a form customarily employed by the Borrower or such Guarantor, entered into not more than 15 months prior to the date of determination with a Person who is not an Affiliate of the Borrower, under which contract no defaults then exist and not less than $1,000.00 toward the purchase price has been paid; provided, however, that in the case of any Housing Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, the required minimum downpayment shall be the amount (if any) required under the rules of the relevant agency.

         "Indebtedness" of a Person means, without duplication, such Person's
(i) outstanding obligations for borrowed money, (ii) outstanding obligations representing the deferred purchase price of Property or services (other than (A) accounts payable arising in the ordinary course of such Person's business and
(B) rights or duties under option agreements to acquire real property), (iii) outstanding obligations, whether or not assumed, secured by Liens (other than Permitted Encumbrances) or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) outstanding obligations which are evidenced by notes, debentures, or other similar instruments, (v) outstanding Capitalized Lease Obligations, (vi) net liabilities under Rate Hedging Obligations, (vii) Contingent Obligations and (viii) reimbursement obligations for which such Person is obligated with respect to outstanding Letters of Credit. Indebtedness includes, in the case of the Borrower, the Obligations.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second or third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Inventory Housing Unit" means any Housing Unit owned by the Borrower or any Guarantor that is not a Housing Unit Under Contract.

         "Inventory Valuation Date" means the last day of the most recent calendar month with respect to which the Borrower is required to have delivered a Borrowing Base Certificate pursuant to Section 7.1(vii) hereof.

         "Investment" of a Person means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership, joint venture or limited liability company interests, notes, debentures or other securities of any other Person made by such Person. The outstanding amount of any Investment shall be the original cost of such Investment (plus the cost of all additional Investments, if any), without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (except, solely for purposes of Sections 8.6(vi) and (xiv), to the extent that the same is reflected in the "net equity investment" determined in accordance with Agreement Accounting Principles), reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment, to the extent constituting a return on capital in conformity with Agreement Accounting Principles or the repayment of any loan, advance or extension of credit.

         "Issuance Date" means the date on which a Facility Letter of Credit is issued, amended or extended.

         "Issuing Bank" means any Lender that may from time to time be designated as Issuing Bank in accordance with the provisions of Section 4.10, provided, however, that a Lender may be designated as Issuing Bank only if, at the time of such designation, it has a rating of not less than "A" as publicly announced by S&P. As of the date of this Agreement, Bank One is the Issuing Bank.

         "Land under Development" means parcels of land owned by the Borrower or any Guarantor which are zoned for the construction of single-family dwelling units, whether detached or attached (including condominiums but excluding mobile homes) and upon which construction of site improvements has commenced and is proceeding; provided, however, that the term "Land under Development" shall not include Finished Lots or any real property upon which the construction of any such dwelling or dwellings has commenced.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, and any entity that shall become a party hereto as a Lender in accordance with the provisions of Section 2.5(b), and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or Affiliate of such Lender or the Agent.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued by a financial institution upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, (i) such Lender's portion of any Advance, including (unless the context otherwise indicates) any Advance consisting of a Swing Line Loan, and (ii) in the case of a New Lender, any payment made by such Lender pursuant to Section 2.5(d).

         "Loan Documents" means this Agreement, the Notes, any Guaranties and any Reimbursement Agreements.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), or results of operations of the Borrower and the Guarantors, taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the Lenders or any Issuing Bank thereunder.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "New Lender" is defined in Section 2.5(b).

         "Non-Borrowing Subsidiaries" means the Subsidiaries of the Borrower listed on Schedule "1-B" hereto and any Person that (i) hereafter becomes a Subsidiary of the Borrower and has as its primary business one or more of the types of businesses currently conducted by the Subsidiaries listed on Schedule "1-B" or (ii) is or hereafter becomes a Subsidiary of a Non-Borrowing Subsidiary.

         "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person (i) for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and for which no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness or (ii) that refinances Indebtedness described in clause (i) and for which the recourse is limited to the same extent described in clause (i).

         "Note" means a promissory note, in substantially the form of Exhibit "B-1" hereto (or, in the case of a promissory note that amends and restates a note theretofore held by such Lender, in the form of Exhibit "B-2" hereto), duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in Section 15.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Swing Line Bank any Issuing Bank or any indemnified party hereunder arising under the Loan Documents.

         "Original Agreement" is defined in the recitals of this Agreement.

         "Owned Land" means land (other than Finished Lots) owned or held by the Borrower or any Guarantor for development or sale (including Land under Development, Entitled Land and raw land).

         "Participants" is defined in Section 15.2.1.

         "Payment Date" means the first day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Encumbrances" means any of the following:

         (i) Liens for taxes, assessments or governmental charges or levies on a Person's Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books in accordance with GAAP.

         (ii) Liens imposed by law, such as carriers', warehousemen's, mechanics' and materialmen's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on a Person's books in accordance with GAAP.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation in accordance with GAAP.

         (iv) Utility easements, rights of way, zoning restrictions and such other encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the sale thereof in the business of the Borrower or the Guarantors.

         (v) Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of the Borrower or a Guarantor, and which are granted in the ordinary course of the business of such Borrower or Guarantor, and which in the aggregate do not materially burden or impair the fair market value or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PIR" means, at the date hereof, 1.75, as such amount may hereafter be adjusted from time to time as provided in Section 9.2.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced by Bank One from time to time, changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 15.3.1.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Receivables" means the net proceeds payable to, but not yet received by, the Borrower or any Guarantor following a Housing Unit Closing.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness described in Schedule "8.2" hereto (or that refunds, refinances or extends any refund, refinancing or extension of such Indebtedness), but only to the extent that (i) the Refinancing Indebtedness is subordinated to or pari passu with the Obligations to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the then current maturity date of such Indebtedness being refunded, refinanced or extended, (iii) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the sum of the aggregate amount then outstanding under the Indebtedness being refunded, refinanced or extended, (iv) the Person or Persons (or Persons who are Subsidiaries of such Persons or of which such Persons are Subsidiaries) liable for the payment of such Refinancing Indebtedness are the same Persons (or Persons who are Subsidiaries of such Persons or of which such Persons are Subsidiaries) that were liable for the Indebtedness being refunded, refinanced or extended when such Indebtedness was initially incurred and (v) such Refinancing Indebtedness is incurred within 120 days before or after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended, provided, however, that, if such Refinancing Indebtedness is incurred within the 120-day period before the refunding, refinancing or extension of such Indebtedness, the Borrower shall deliver to the Agent, at the time it incurs such Refinancing Indebtedness, the Borrower's agreement and irrevocable commitment, for the benefit of the Lenders, to use the net proceeds of such Refinancing Indebtedness to refund, refinance or extend such Indebtedness.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Rejecting Lender" is defined in Section 2.20(b).

         "Reimbursement Agreement" means, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and the Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

         "Replacement Lender" is defined in Section 2.21.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities (as defined therein).

         "Rights Plan" means that certain rights agreement, dated as of November 7, 1996, between the Borrower and The First Chicago Trust Company of New York, as agent, as the same may be modified or amended from time to time, provided that the redemption price per right to be redeemed thereunder shall not exceed $0.01.

         "S&P" means Standard & Poor's Ratings Services.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Senior Debt" means the Senior Debt Securities or, if and to the extent the same are refinanced, the Refinancing Indebtedness with respect thereto (unless such Refinancing Indebtedness is Subordinated Indebtedness).

         "Senior Debt Rating" means the second highest rating among the publicly announced ratings by Moody's, S&P, Duff & Phelps Credit Rating Co. and/or Fitch Investors Service, L.P. on the Borrower's Senior Debt, provided, however, (i) if neither of the two highest ratings is by Moody's or S&P, the Senior Debt Rating shall be (x) the rating assigned by either Moody's or S&P, if only one of Moody's or S&P shall publicly announce a rating of the Borrower's Senior Debt, or (y) the higher of the two ratings by Moody's and S&P, if both shall publicly announce a rating of the Borrower's Senior Debt, and (ii) if neither Moody's nor S&P shall publicly announce ratings of the Borrower's Senior Debt, no Senior Debt Rating shall be deemed to exist. The Senior Debt Rating shall change if and when such rating(s) change, and such change in the Senior Debt Rating shall have the effect provided for in Section 2.11(b) and elsewhere in this Agreement.

         "Senior Debt Securities" means (a) the 7.95% Senior Notes due 2001 of the Borrower issued in the original principal amount of $75,000,000 pursuant to that certain Indenture, dated as of February 16, 1996, between the Borrower and IBJ Whitehall Bank & Trust Company, as Trustee, (b) the 8.25% Senior Notes due 2004 of the Borrower issued in the original principal amount of $100,000,000 pursuant to that certain Senior Indenture dated as of August 28, 1997, between the Borrower and IBJ Whitehall Bank & Trust Company, as Trustee and (c) the 7.75% Senior Notes due 2005 of the Borrower issued in the original principal amount of $100,000,000 pursuant to that certain Indenture dated as of August 28, 1997 between the Borrower and IBJ Whitehall Bank and Trust Company, as Trustee.

         "Senior Indentures" means the Indentures identified in the definition of the term "Senior Debt Securities" and any other Indenture pursuant to which the Borrower or a Subsidiary issues any Refinancing Indebtedness with respect to any of the Senior Debt Securities (unless such Refinancing Indebtedness is Subordinated Indebtedness).

         "Significant Guarantor" means any Guarantor with assets or liabilities or annual revenues in excess of $1,000,000.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the reasonable satisfaction of the Required Lenders, including, as to the Borrower, the Subordinated Notes.

         "Subordinated Notes" means (a) the 8.88% Senior Subordinated Notes due 2007 of the Borrower issued in the original principal amount of $125,000,000 pursuant to that certain Senior Subordinated Indenture dated as of August 28, 1997 between the Borrower and IBJ Whitehall Bank & Trust Company, as Trustee and
(b) the 8.875% Senior Subordinated Notes due 2009 of the Borrower issued in the original principal amount of $125,000,000 pursuant to that certain Senior Subordinated Indenture dated February 19, 1999 between the Borrower and IBJ Whitehall Bank & Trust Company, Trustee.

         "Subordination Agreement" is defined in Section 5.1(xi).

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power for the election of the board of directors of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and the Guarantors, taken as a whole, Property which (i) represents more than 10% of Consolidated Tangible Net Worth, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the fiscal quarter in which such determination is made, or (ii) is responsible for more than 10% of Consolidated Net Income, as reflected in the financial statements referred to in clause (i) above.

         "Swing Line Bank" means Bank One or any Purchaser to which Bank One assigns the Swing Line Commitment in accordance with Section 15.3.1.

         "Swing Line Commitment" means the commitment of the Swing Line Bank to make Swing Line Loans pursuant to Section 2.22(a). As of the date of this Agreement, the Swing Line Commitment is in the amount of $10,000,000.

         "Swing Line Loan" has the meaning assigned to such term in Section 2.22(a).

         "Syndication Agent" means Guaranty Federal Bank, F.S.B., in its capacity as syndication agent, and not in its capacity as an individual Lender. The Syndication Agent shall not have any of the rights, responsibilities or obligations of the Agent under this Agreement.

         "Total Senior Loan Commitments" means, at any date, on a consolidated basis for the Borrower and the Guarantors, (i) the sum of (a) the outstanding principal amount of all obligations described in clauses (i), (iv) and (viii) of the definition of "Indebtedness" to Persons that are not the Borrower, Subsidiaries of the Borrower or Affiliates of the Borrower or of any of its Subsidiaries, plus (b) (without duplication of the items included in clause (a) above) all bona fide, binding but unfunded commitments (including the Commitments) of banks or other financial institutions with respect to the borrowing by the Borrower or any Guarantor of obligations of the type referred to in clause (a) above, except to the extent that such commitments are subject to conditions that have not been satisfied (other than customary conditions that the Borrower and the Guarantors can reasonably be expected to satisfy in the ordinary course of business), less (ii) the sum of (a) the outstanding principal amount of all Subordinated Indebtedness of the Borrower and any of the Guarantors and (b) the outstanding principal amount of any Indebtedness secured by a Lien (other than a Permitted Encumbrance) on Property, all as determined in accordance with Agreement Accounting Principles.

         "Transferee" is defined in Section 15.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of the assets of such Plans allocable to such benefits, all determined as of the then most recent valuation date for such Plans, using the actuarial methods and assumptions utilized in the actuarial report for each such Plan as of such date.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unrestricted Cash" of a Person means the cash of such Person that would not be identified as "restricted" on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Unused Commitment" means, at any date with respect to any Lender, the amount (if any) by which such Lender's Commitment exceeds the sum of (i) the outstanding principal balance of such Lender's Loans (including, in the case of the Swing Line Bank, Swing Line Loans) as of such date and (ii) such Lender's ratable share (determined in accordance with Section 4.6) of the outstanding amount of the Facility Letters of Credit.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. In the case of the Borrower, the term "Wholly-Owned Subsidiary" shall also include those Subsidiaries identified in Schedule 6.8 as of the date of this Agreement in which the ownership percentage designated therein is 99.9%.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain of the Borrower's and the Guarantors' computer applications to effectively handle data (including dates) on and after January 1, 2000, as such inability affects the business, operations, or financial condition of the Borrower or the Guarantors, taken as a whole.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitment. From and after the Effective Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans (other than Swing Line Loans) to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, however, that a Lender shall not be required to make any Loan or Loans in excess of the amount of such Lender's then Available Credit. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2. Required Payments. (a) Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

                  (b) If at any time Consolidated Senior Debt Borrowings exceed the Borrowing Base, the Borrower shall pay to the Agent, as a payment of the Advances, an amount (not to exceed the sum of the outstanding Advances) equal to the amount by which the Consolidated Senior Debt Borrowings exceed the Borrowing Base.

         2.3. Ratable Loans. Each Advance (other than a Swing Line Loan) hereunder shall consist of Loans (other than Swing Line Loans) made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4. Types of Advances. Advances consisting of Swing Line Loans shall be Floating Rate Advances, and other Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5. Commitment Fee; Changes in Aggregate Commitment. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee, at a rate per annum equal to the Applicable Commitment Rate, on the daily average of such Lender's Unused Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on the first day of each January, April, July and October hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000 at any time or from time to time, upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances and
(ii) the Facility Letter of Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

                  (b) The Borrower may, at any time and from time to time, request, by notice to the Agent, the Agent's approval of an increase of the Aggregate Commitment within the limitations hereafter described, which request shall set forth the amount of such requested increase. Within twenty (20) days of such request, the Agent shall advise the Borrower of its approval or disapproval of such request; failure to so advise the Borrower shall constitute disapproval. Upon approval of the Agent, the Aggregate Commitment may be so increased either by having additional financial institutions approved by the Borrower and the Agent ("Additional Lenders") become Lenders and/or by having any one or more of the then existing Lenders (at their respective election in their sole discretion) that have been approved by the Borrower and the Agent, increase the amount of its Commitment (any such Lender that elects to increase its Commitment and any Additional Lender being hereinafter referred to as a "New Lender"), provided that (i) the Commitment of any Additional Lender shall not be less than $10,000,000 (or such lesser amount as the Agent may approve); (ii) the Aggregate Commitment shall not exceed $410,000,000; (iii) the Borrower and each New Lender shall have executed and delivered a commitment and acceptance (the "Commitment and Acceptance") substantially in the form of Exhibit "C" hereto, and the Agent shall have accepted and executed the same; (iv) the Borrower shall have executed and delivered to the Agent a Note or Notes payable to the order of each New Lender, each such Note to be in the amount of such New Lender's Commitment or increase in its Commitment (as applicable); (v) the Borrower shall have delivered to the Agent opinions of counsel (substantially similar to the forms of opinions attached hereto as Exhibits "D" and "F," modified to apply to the increase in the Aggregate Commitment and each Note and Commitment and Acceptance executed and delivered in connection therewith); (vi) the Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guaranties continue in full force and effect;
(vii) the Borrower and each New Lender shall otherwise have executed and delivered such other instruments and documents as the Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable); and (viii) if the Aggregate Commitment shall at any time have been reduced, any subsequent increase of the Aggregate Commitment shall be subject to the provisions of Section 2.5(c). The form and substance of the documents required under clauses (iii) through (vii) above shall be fully acceptable to the Agent. The Agent shall provide written notice to all of the Lenders hereunder of the admission of any Additional Lender or the increase in the Commitment of any other New Lender hereunder and shall furnish to each of the Lenders copies of the documents required under clauses (iii), (v), (vi) and
(vii) above.

                  (c) Notwithstanding the provisions of Section 2.5(b), in the event that the Aggregate Commitment shall at any time have been reduced, the Aggregate Commitment shall not thereafter be increased unless and until each of the then existing Lenders shall have been given the right (at its election) to increase its Commitment by an amount equal to the lesser of (i) such Lender's ratable portion (based upon the ratio (determined as of the date of the Borrower's request for the Agent's approval of such increase) of its then existing Commitment to the then existing Aggregate Commitment) of the aggregate amount of all prior decreases (net of prior increases) in the Aggregate Commitment or (ii) such Lender's ratable portion (based upon the ratio (determined as of the date of the Borrower's request for the Agent's approval of such increase) of its then existing Commitment to the then existing Aggregate Commitment) of the proposed increase in the Aggregate Commitment. If, at any time after the Aggregate Commitment has been reduced, the Agent shall approve the Borrower's request for an increase in the Aggregate Commitment, the Agent shall promptly, but not later than ten (10) days after its receipt of the Borrower's request, deliver to the then existing Lenders a notice (the "Facility Increase Notice") setting forth the amount of the increase so requested by the Borrower, and the Lenders' rights hereunder to increase their Commitments shall be exercisable within, but not later than, thirty (30) days following the date of delivery of the Facility Increase Notice. If a Lender elects to exercise such right by notice given to the Agent within such 30-day period, then such Lender shall (in accordance with and subject to the provisions of Section 2.5(b)) increase its Commitment by an amount determined in accordance with the first sentence of this Section 2.5(c). If such Lender does not so elect by notice given to the Agent within such 30-day period, the Borrower and the Agent may proceed with the increase of the Aggregate Commitment as set forth in the Facility Increase Notice, subject to and in accordance with Section 2.5(b). Nothing contained herein shall preclude any Lender, at its election and with the approval of the Borrower and the Agent as provided in and otherwise in accordance with Section 2.5(b), from increasing its Commitment to an amount in excess of the amount provided for in this Section 2.5(c).

                  (d) Upon the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof, which effective date shall be mutually agreed upon by the Borrower, each New Lender and the Agent, each New Lender shall make a payment to the Agent in an amount sufficient, upon the application of such payments by all New Lenders to the reduction of the outstanding Advances held by the Lenders, to cause the principal amount outstanding under the Loans made by each Lender (including any New Lender) to be in the proportion to the ratio that such Lender's Commitment (upon the effective date of such increase) bears to the Aggregate Commitment as so increased. The Borrower hereby irrevocably authorizes each New Lender to fund to the Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Loans held by the other Lenders, and each such payment shall constitute a Loan hereunder. If, as a result of the repayment of the Advances provided for in this Section 2.5(d), any payment of a Eurodollar Advance occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Agent for the benefit of any of the Lenders holding a Eurodollar Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.4. Upon the effective date of such increase in the Aggregate Commitment, all Loans outstanding hereunder (including any Loans made by the New Lenders on such date) shall be Floating Rate Loans, subject to the Borrower's right to convert the same to Eurodollar Loans on or after such date in accordance with the provisions of Section 2.9.

                  (e) Upon the effective date of any increase in the Aggregate Commitment and the making of the Loans by the New Lenders in accordance with the provisions of Section 2.5(d), each New Lender shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Lenders party to this Agreement immediately prior to the effective date of such increase, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that each Lender (including each New Lender) holds a participation interest in each such Facility Letter of Credit in proportion to the ratio that such Lender's Commitment (upon the effective date of such increase in the Aggregate Commitment) bears to the Aggregate Commitment as so increased.

                  (f) Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time or (except as provided in Section 2.5(c)) a commitment or agreement on the part of the Borrower or the Agent to give or grant any Lender the right to increase its Commitment hereunder at any time.

         2.6. Minimum Amount of Each Advance. Each Advance (other than an Advance consisting of, or made to repay, a Swing Line Loan) shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof). Each Advance to repay a Swing Line Loan shall be in the minimum amount of $1,000,000.

         2.7. Optional Principal Payments. The Borrower may at any time or from time to time pay, without penalty or premium, all outstanding Floating Rate Advances or Swing Line Loans, or, in a minimum aggregate amount of $2,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may, upon three Business Days' prior notice to the Agent,
(a) pay, without penalty or premium, any Eurodollar Advance in full on the last day of the Interest Period for such Eurodollar Advance, and (b) prepay any Eurodollar Advance in full prior to the last day of the Interest Period for such Eurodollar Advance, provided that the Borrower shall also pay at the time of such prepayment all amounts payable with respect thereto pursuant to Section 3.4 hereof. The provisions of this Section 2.7 shall not apply to Swing Line Loans.

         2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date of each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XVI. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. The provisions of this Section 2.8 shall not apply to Swing Line Loans.

         2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be repaid. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance may be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation;

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

         (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

         2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate or in the Applicable Floating Rate Margin. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date.

         2.11. Determination of Applicable Margins and Applicable Commitment Rate. (a) The Applicable Margins and the Applicable Commitment Rate shall be determined by reference to the Senior Debt Rating in accordance with the following table:

                     Applicable        Applicable
Senior Debt         Eurodollar         Floating Rate         Applicable
  Rating             Margin (%)          Margin (%)       Commitment Rate (%)
-----------        ------------        --------------     -------------------
BBB-/Baa3 or            0.75                   0                 0.20
 higher
BB+/Ba1                 0.95                   0                 0.25
BB/Ba2                  1.15                   0                 0.30
BB-/Ba3                 1.35                   0.10              0.35
Lower or no             1.55                   0.30              0.40
 Senior Debt
 Rating


                  (b) The Applicable Floating Rate Margin and the Applicable Commitment Rate shall be adjusted, as applicable from time to time, effective on the first Business Day after any change in the Senior Debt Rating to the extent that such change in the Senior Debt Rating requires a corresponding change in the Applicable Floating Rate Margin. The Applicable Eurodollar Margin in respect of any Eurodollar Advance shall be adjusted, as applicable from time to time, effective on the first day of the Interest Period for any Eurodollar Advance after any change in the Senior Debt Rating to the extent that such change in the Senior Debt Rating requires a corresponding change in the Applicable Eurodollar Margin.

         2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of an Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as or converted into a Eurodollar Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XVI, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time at the place of receipt) on the date when due, and shall be applied ratably by the Agent among the Lenders, except that payments of Swing Line Loans shall be made solely to the Swing Line Bank. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XVI or at any Lending Installation specified in a notice received by the Agent from such Lender. If the Agent receives, for the account of a Lender, a payment from the Borrower and fails to remit such payment to the Lender on the Business Day such payment is received (if received by noon by the Agent) or on the next Business Day (if received after noon by the Agent), the Agent shall pay to such Lender interest on such payment at a rate per annum equal to the Federal Funds Effective Rate for each day for which such payment is so delayed. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder (other than interest payable in accordance with the immediately preceding sentence).

         2.14. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time at the place of receipt). If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions and Increases. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, Facility Increase Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower or such Lender, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until (but excluding) the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Advance.

         2.19. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender (if any) that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes and an Internal Revenue Service Form W-8 or W-9 entitling such Lender to receive a complete exemption from United States tax backup withholding. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal tax. If a Lender does not provide duly executed forms to the Borrower and the Agent within the time periods set forth in the preceding paragraph, the Borrower or the Agent shall withhold taxes from payments to such Lender at the applicable statutory rates and the Borrower shall not be required to pay any additional amounts as a result of such withholding. Upon the reasonable request of the Borrower or the Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a "United States person," shall submit to Borrower and the Agent a certificate or other evidence to the effect that it is such a "United States person."

         2.20. Extension of Facility Termination Date. (a) The Borrower may request a one-year extension of the Facility Termination Date by submitting a request for an extension to the Agent no more than 27 months nor less than 25 months prior to the then scheduled Facility Termination Date. At the time of or prior to the delivery of such request, the Borrower shall propose to the Agent the amount of the fees that the Borrower would agree to pay with respect to such one-year extension if approved by the Lenders (such request, together with the fee proposal, being herein referred to as the "Extension Request"). Promptly upon (but not later than five Business Days after) receipt of the Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written approval no later than 30 days later than the date of the Extension Request. If the approval of each of the Lenders is received by the Agent within 30 days of the date of the Extension Request (or as otherwise provided in Section 2.20(b)), the Agent shall promptly so notify the Borrower, each Lender (including the Swing Line Bank) and the Issuing Bank, and the Facility Termination Date shall be extended by one year, and in such event the Borrower may thereafter request further extension(s) of the then scheduled Facility Termination Date in accordance with this Section 2.20. If any of the Lenders does not deliver to the Agent such Lender's written approval to any Extension Request within the 30 days of the date of such Extension Request, the Facility Termination Date shall not be extended, except as otherwise provided in Section 2.20(b).

                  (b) If (i) any Lenders whose pro rata shares of the Aggregate Commitment do not exceed (in the aggregate) 20% of the Aggregate Commitment ("Rejecting Lenders") shall not approve an Extension Request, (ii) all rights and obligations of such Rejecting Lenders under this Agreement and under the other Loan Documents (including, without limitation, their Commitment and all Loans owing to them) shall have been assigned, within 90 days following such Extension Request, in accordance with Section 2.21, to one or more Replacement Lenders who shall have approved in writing such Extension Request at the time of such assignment, and (iii) no other Lender shall have given written notice to the Agent of such Lender's withdrawal of its approval of the Extension Request, the Agent shall promptly so notify the Borrower, each Lender and the Issuing Bank and the Facility Termination Date shall be extended by one year, and in such event the Borrower may thereafter request further extension(s) as provided in Section 2.20(a).

                  (c) Within ten days of the Agent's notice to the Borrower that all of the Lenders have approved an Extension Request (whether pursuant to Section 2.20(a) or 2.20(b)), the Borrower shall pay to the Agent for the account of each Lender the applicable extension fees specified in the Extension Request.

         2.21. Replacement of Certain Lenders. In the event a Lender (the "Affected Lender") shall have requested compensation from the Borrower under Sections 3.1 or 3.2 to cover additional costs incurred by such Lender that are not being incurred generally by the other Lenders or shall have delivered a notice pursuant to Section 3.3 that such Affected Lender is unable to extend Eurodollar Loans for reasons not generally applicable to the other Lenders or such Affected Lender is a Rejecting Lender pursuant to Section 2.20, then, in any such case, the Borrower or the Agent may make written demands on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign, pursuant to one or more duly executed assignment agreements in substantially the form provided for in Section 15.3.1, within five Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 15.3, and if selected by the Borrower, that are reasonably acceptable to the Agent (each, a "Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 15.3. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. Further, with respect to such assignment, the Affected Lender shall concurrently receive, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including without limitation the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 3.1 and 3.2 with respect to such Affected Lender and all fees payable to such Affected Lender hereunder; provided that, upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and Section 12.7, as well as to any fees accrued hereunder and not yet paid, and shall continue to be obligated under Section 13.8 with respect to obligations and liabilities accruing prior to the replacement of such Affected Lender.

         2.22. Swing Line. (a) The Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make loans ("Swing Line Loans") to the Borrower from time to time during the period from the date of this Agreement, up to but not including the fifth (5th) day prior to the Facility Termination Date, in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) the Swing Line Commitment or (ii) the Swing Line Bank's Available Credit.

                  (b) Each Swing Line Loan shall be in an amount not less than One Million Dollars

($1,000,000) and, if in excess thereof, in integral multiples of One Million Dollars ($1,000,000). Within the limits of the Swing Line Commitment, the Borrower may borrow, repay and reborrow under this Section 2.22.

                  (c) The Borrower shall give the Swing Line Bank (and if the Swing Line Bank is not also the Agent, the Agent) a Borrowing Notice requesting a Swing Line Loan not later than 1:00 p.m. (Chicago time) on the Business Day of such Swing Line Loan, specifying the amount of such requested Swing Line Loan. Each such Borrowing Notice shall be accompanied by a Borrowing Base Certificate dated as of the date of such Borrowing Notice (and by the Borrowing Notice provided for in Section 2.22(d)). All Borrowing Notices given by the Borrower under this Section 2.22(c) shall be irrevocable. Upon satisfaction of the applicable conditions set forth in Section 5.2, the Swing Line Bank will make the Swing Line Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Swing Line Bank. If the Swing Line Bank is not also the Agent, the Swing Line Bank shall not advance the Swing Line Loan unless and until the Agent shall have confirmed (by telephonic notice) that such applicable conditions have been satisfied.

                  (d) Each Swing Line Loan shall be paid in full on or before the third Business Day following the making of such Swing Line Loan and, if not so paid by the Borrower, shall be paid in full from the proceeds of an Advance made pursuant to Section 2.1 on the third Business Day following the making of such Swing Line Loan. Each Borrowing Notice given by the Borrower under Section 2.22(c) shall include, or if it does not include, shall be deemed to include an irrevocable Borrowing Notice under Section 2.8 requesting the Lenders to make an Advance, on or before the third Business Day following the making of such Swing Line Loan, of the full amount of such Swing Line Loan, unless such Swing Line Loan is sooner paid in full by the Borrower.

                  (e) Provided that the applicable conditions set forth in
Section 5.2 shall have been satisfied at the time of the making of such Swing Line Loan, the Lenders irrevocably agree to make the Advance provided for in
Section 2.22(d), notwithstanding any subsequent failure to satisfy such conditions or any other facts or circumstances including (without limitation) the existence of a Default.

         2.23. Amounts Payable Under Original Agreement. (a) On the Effective Date, each Lender ("Funding Lender") that is not party to the Original Agreement or whose Commitment hereunder exceeds (on a pro rata basis) its maximum "Commitment" under the Original Agreement shall make a payment to the Agent in an amount sufficient, upon the application of such payments by all such Funding Lenders to the reduction of the outstanding advances under the Original Agreement held by the Lenders that are not Funding Lenders, to cause the principal amount outstanding under the Loans by all Lenders hereunder as at the Effective Date to be in the proportion to the ratio that such Lender's Commitment (upon the Effective Date) bears to the Aggregate Commitment. The Borrower hereby irrevocably authorizes each Funding Lender to fund to the Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding advances under the Original Agreement held by the other Lenders, and each such payment shall constitute a Loan hereunder, provided that such Loans shall not increase the aggregate amount of all Loans outstanding hereunder on the Effective Date to an amount exceeding the aggregate amount outstanding under the Original Agreement immediately prior thereto. If, as a result of the repayment of the

Advances provided for in this Section 2.23(a), any payment of a Eurodollar Advance occurs on a day which is not the last day of the applicable Interest Period under the Original Agreement, the Borrower will pay to the Agent for the benefit of the Lenders that were party to the Original Agreement any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.4 of the Original Agreement. Upon the Effective Date, all Loans outstanding hereunder (including any Loans made by the Lenders on such date) shall be Floating Rate Loans, subject to the Borrower's right to convert the same to Eurodollar Loans on or after such date in accordance with the provisions of
Section 2.9.

                  (b) Borrower hereby agrees to pay to the Agent, for the benefit of the Lenders that were party to the Original Agreement, the amount of all interest (if any) that has accrued but not been paid under the Original Agreement through (but excluding) the Effective Date, all commitment fees that have accrued but not been paid under the Original Agreement through (but excluding) the Effective Date and all "Facility Letter of Credit Fees" (if any) that have accrued but not been paid under the Original Agreement through (but excluding) the Effective Date, all of which amounts shall be paid by the Borrower on the date or dates on which such amounts would have been due and payable under the terms of the Original Agreement. The provisions of this
Section 2.23 shall not increase or decrease the Borrower's obligations with respect to interest, commitment fees or "Facility Letter of Credit Fees" that are accrued but not paid under the Original Agreement through the Effective Date.



                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

         (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding any taxes imposed on, or based on, or determined by reference to the net income of any Lender or applicable Lending Installation, including, without limitation, franchise taxes, alternative minimum taxes and any branch profits tax (collectively, "Excluded Taxes")), or any taxes imposed on, or based on, or determined by reference to or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder (except for Excluded Taxes),

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rates), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender (i) if such Lender fails to comply with the requirements of Section 2.19 hereof or (2) to the extent that such Lender determines, in its sole reasonable discretion, that it can, after notice from the Borrower, through reasonable efforts, eliminate or reduce the amount of tax liabilities payable (without additional costs or expenses unless the Borrower agrees to bear such costs or expenses) or other disadvantages or risks (economic or otherwise) to such Lender or the Agent. If any Lender receives a refund in respect of any tax for which such Lender has received payment from the Borrower hereunder, such Lender shall promptly notify the Borrower of such refund and such Lender shall repay the amount of such refund to the Borrower, provided that the Borrower, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund. The determination as to whether any Lender has received a refund shall be made by such Lender and such determination shall be conclusive absent manifest error.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or Issuing Bank determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank is increased as a result of a Change, then, within 15 days of demand by such Lender or Issuing Bank, the Borrower shall pay such Lender or Issuing Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or Issuing Bank determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder, or its issuance or maintenance of or participation in, or commitment to issue, to maintain or to participate in, the Facility Letters of Credit hereunder (after taking into account such Lender's or Issuing Bank's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, Issuing Bank, Lending Installation or any corporation controlling any Lender or Issuing Bank. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International

Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines and notifies the Agent that maintenance of any of such Lender's Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be repaid; or if the Required Lenders determine and notify the Agent that (i) deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Agent shall suspend the availability of the affected Type of Advance with respect to any Eurodollar Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a Eurodollar Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Agent shall suspend the availability of the affected Type of Advance with respect to any Eurodollar Advance made after the date of any such determination.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

         3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Advances to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender or Issuing Bank shall deliver a written statement of such Lender or Issuing Bank as to the amount due, if any, under Sections 3.1,
3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender or Issuing Bank determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Advance shall be calculated as though each Lender funded its Eurodollar Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Advance applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and
3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV


                          THE LETTER OF CREDIT FACILITY

         4.1. Facility Letters of Credit. The Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue from time to time for the account of the Borrower, through such offices or branches as it and the Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Article IV, during the period commencing on the Effective Date and ending on the Business Day prior to the Facility Termination Date.

         4.2. Limitations. No Issuing Bank shall issue, amend or extend, at any time, any Facility Letter of Credit:

         (i) if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

         (ii) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility Letter of Credit Obligations would exceed $35,000,000;

         (iii) that, in the case of the issuance of a Facility Letter of Credit, is in, or in the case of an amendment of a Facility Letter of Credit, increases the face amount thereof by, an amount in excess of the then Aggregate Available Credit;

         (iv) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, Consolidated Senior Debt Borrowings would exceed the Borrowing Base as of the most recent Inventory Valuation Date;

         (v) if such Issuing Bank receives written notice from the Agent at or before noon (Chicago time) on the proposed Issuance Date of such Facility Letter of Credit that one or more of the conditions precedent contained in Sections 5.1 or 5.2, as applicable, would not on such Issuance Date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by the Agent;

         (vi) that has an expiration date (taking into account any automatic renewal provisions thereof) later than the Business Day preceding the scheduled Facility Termination Date; or

         (vii)    that is in a currency other than U.S. Dollars.

         4.3. Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

         (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe a Reimbursement Agreement and such other documents and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content; and

         (ii) as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuing Bank from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no directive from and governmental authority with jurisdiction over the Issuing Bank shall prohibit such Issuing Bank from issuing Letters of Credit generally or from issuing that Facility Letter or Credit.

         4.4. Procedure for Issuance of Facility Letters of Credit. (a) The Borrower shall give the Issuing Bank and the Agent not less than 15 days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vi), (iv) the purpose for which such Facility Letter of Credit is to be issued, and (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, the Borrower shall also provide the Agent with a copy of the form of the Facility Letter of Credit it is requesting be issued.

                  (b) Upon receipt of a request for issuance of a Facility Letter of Credit in accordance with Section 4.4(a), the Agent shall promptly deliver a copy of such request to the Lender then designated as Issuing Bank pursuant to Section 4.10. Within 10 days after receipt of such request, such Issuing Bank shall approve or disapprove, in its reasonable discretion, the issuance of such requested Facility Letter of Credit, but the issuance of such approved Facility Letter of Credit shall continue to be subject to the provisions of this Article IV. The Issuing Bank shall use reasonable efforts to notify the Borrower of any changes in the Issuing Bank's policies or procedures that could reasonably be expected to affect adversely the Issuing Bank's approval of requested Facility Letters of Credit.

                  (c) Not less than three nor more than five Business Days prior to the issuance of a Facility Letter of Credit approved by the Issuing Bank as provided in Section 4.4(b), the Borrower shall confirm in writing to the Agent and to the Issuing Bank the intended Issuance Date and amount of such Facility Letter of Credit. The Agent shall determine, as of the close of business on the day it receives such written confirmation from the Borrower, whether the issuance of such Facility Letter of Credit would be permitted under the provisions of Sections 4.2(iii) and (iv) and, prior to the close of business on the second Business Day after the Agent received such written confirmation from the Borrower under Section 4.4(a), the Agent shall notify the Issuing Bank and the Borrower (in writing or by telephonic notice confirmed promptly thereafter in writing) whether issuance of the requested Facility Letter of Credit would be permitted under the provisions of Sections 4.2(iii) and (iv). If the Agent notifies the Issuing Bank and the Borrower that such issuance would be so permitted, then, subject to the terms and conditions of this Article IV and provided that the applicable conditions set forth in Sections 5.1 and 5.2 have been satisfied, the Issuing Bank shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.

                  (d) An Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 4.4 are met as though a new Facility Letter of Credit were being requested and issued.

                  (e) Any Lender may, but shall not be obligated to, issue to the Borrower or any Subsidiary Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this Article IV shall apply to any Letter of Credit that is not a Facility Letter of Credit.

         4.5. Duties of Issuing Bank. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to any Lender or, assuming that such Issuing Bank has complied with the procedures specified in
Section 4.4, relieve any Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit.

         4.6. Participation. (a) Immediately upon the Effective Date (in the case of the Facility Letters of Credit outstanding on the Effective Date) and immediately upon issuance after the Effective Date by an Issuing Bank of any Facility Letter of Credit in accordance with Section 4.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment) in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuing Bank under Section 3.2).

                  (b) In the event that an Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuing Bank on or before the date of such payment by such Issuing Bank, such Issuing Bank shall promptly so notify the Agent, which shall promptly so notify each Lender. Upon receipt of such notice, each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Lender's share (ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and the Agent shall promptly pay such amount, and any other amounts received by the Agent for such Issuing Bank's account pursuant to this Section 4.6(b), to such Issuing Bank. If the Agent so notifies such Lender prior to 10:00 a.m. (Chicago time) on any Business Day, such Lender shall make available to the Agent for the account of such Issuing Bank such Lender's share of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its share of the amount of such payment available to the Agent for the account of such Issuing Bank, such Lender agrees to pay to the Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Agent for the account of such Issuing Bank, at the Federal Funds Effective Rate. The failure of any Lender to make available to the Agent for the account of such Issuing Bank such Lender's share of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its share of any payment on the date such payment is to be made.

                  (c) The payments made by the Lenders to an Issuing Bank in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and the Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Advances hereunder and such payments shall for all purposes be treated as Advances (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6). Such Advances shall be Floating Rate Advances, subject to the Borrower's rights under Article II hereof.

                  (d) Upon the request of the Agent or any Lender, an Issuing Bank shall furnish to the requesting Agent or Lender copies of any Facility Letter of Credit or Reimbursement Agreement to which such Issuing Bank is party and such other documentation as may reasonably be requested by the Agent or the Lender.

                  (e) The obligations of the Lenders to make payments to the Agent for the account of an Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including without limitation the following:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, the Agent, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (v) any failure by the Agent or the Issuing Bank to make any reports required pursuant to Section 4.8; or

                  (vi)     the occurrence of any Default or Unmatured Default.

         4.7. Compensation for Facility Letters of Credit. (a) The Borrower agrees to pay to the Agent, in the case of each outstanding Facility Letter of Credit, the Facility Letter of Credit

Fee therefor, payable quarterly in arrears on the first day of each calendar quarter from and after the Issuance Date of such Facility Letter of Credit and payable for the portion of such quarter during which such Facility Letter of Credit is outstanding. Facility Letter of Credit Fees shall be calculated, on a daily basis for each day of the period to which such payment applies, for actual days that the Facility Letter of Credit is outstanding during such period, on the basis of a 360-day year. The Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the Lenders (ratably in the proportion that each Lender's Commitment bears to the Aggregate Commitment).

                  (b) An Issuing Bank shall have the right to receive solely for its own account an issuance fee in the amount of 0.25% (per annum) of the face amount of each Facility Letter of Credit issued by it, payable quarterly in arrears on the first day of each calendar quarter from and after the Issuance Date of any such Facility Letter of Credit (and calculated in the same manner as Facility Letter of Credit Fees are calculated pursuant to Section 4.7(a)) and such other amounts as the Borrower may agree, in writing, to pay to such Issuing Bank for such Issuing Bank's out-of-pocket costs of issuing and servicing Facility Letters of Credit.

         4.8. Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the tenth day following the last day of each month, provide to the Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to the Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month and the aggregate amount (if any) payable by the Borrower to such Issuing Bank during the month pursuant to Section 3.2. Copies of such reports shall be provided promptly to each Lender by the Agent.

         4.9. Indemnification; Nature of Issuing Bank's Duties. (a) In addition to amounts payable as elsewhere provided in this Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Agent and each Lender and Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Agent, Issuing Bank or Lender as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of an Issuing Bank, as a result of its willful misconduct or gross negligence, or (ii) the failure of an Issuing Bank issuing a Facility Letter of Credit to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

                  (b) As among the Borrower, the Lenders, the Agent and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor the Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Bank and the Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers under this subsection 4.9.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuing Bank, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                  (d) Notwithstanding anything to the contrary contained in this
Section 4.9, the Borrower shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment made under the Facility Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of the Borrower.

         4.10. Resignation of Issuing Bank. The Issuing Bank shall continue to be the Issuing Bank unless and until (i) it shall have given the Borrower and the Agent notice that it has elected to resign as Issuing Bank and (ii) a replacement Issuing Bank shall have been designated and approved in writing by the Agent and the Borrower. The resigning Issuing Bank shall continue to have the rights and obligations of an Issuing Bank hereunder solely with respect to Facility Letters of Credit theretofore issued by it notwithstanding the designation of a replacement Issuing Bank hereunder), but upon such designation of a replacement Issuing Bank, the resigning Issuing Bank shall not thereafter issue any Facility Letters of Credit (unless such Lender shall again thereafter be designated as Issuing Bank in accordance with the provisions of this Section 4.10).

         4.11. Obligations of Issuing Bank and Other Lenders. Except to the extent that a Lender shall have agreed to be designated as an Issuing Bank, no Lender shall have any obligation to accept or approve any request for, or to issue, amend or extend, any Letter of Credit, and the obligations of the Issuing Bank to issue, amend or extend any Facility Letter of Credit are expressly limited by and subject to the provisions of this Article IV.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1. Effective Date. The Effective Date of this Agreement shall not occur, the Lenders shall not be required to make any additional Advance hereunder, and the Issuing Bank shall not be required to issue any additional Facility Letter of Credit hereunder, unless the Borrower has paid to the Arranger the fees set forth in the letter agreement dated November 24, 1999 among the Agent, the Arranger and the Borrower, and the Borrower has furnished to the Agent with sufficient copies for the Lenders the following:

         (i) A copy of the certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, all certified by the appropriate governmental officer in the jurisdiction of incorporation.

         (ii) A copy, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of each such corporation's Board of Directors' resolutions authorizing the execution of the Loan Documents to which it is a party and (in the case of the Borrower only) its by-laws.

         (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, identifying by name and title and bearing the signature of the officers of such corporation authorized to sign the Loan Documents to which it is a party.

         (iv) A certificate, signed by an Authorized Officer, certifying that, to the best of his knowledge, on the Effective Date, no Default or Unmatured Default has occurred and is continuing.

         (v) A written opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Borrower, addressed to the Agent and Lenders in substantially the form of Exhibit "D" hereto.

         (vi) A written opinion of Steven Lane, Director-Legal of the Borrower, addressed to the Agent and the Lenders in substantially the form of Exhibit "E" hereto.

         (vii) A written opinion of Lord, Bissell & Brook, Illinois counsel to the Borrower, addressed to the Agent and the Lenders in substantially the form of Exhibit "F" hereto.

         (viii) A Note payable to the order of each Lender in the amount of its Commitment.

         (ix) An Amended and Restated Guaranty duly executed by the Guarantors in the form of Exhibit "G" hereto.

         (x) An Amended and Restated Contribution Agreement duly executed by the Guarantors in the form of Exhibit "H" hereto (the "Contribution Agreement").

         (xi) An Amended and Restated Subordination Agreement duly executed by the Non-Borrowing Subsidiaries in the form of Exhibit "I" hereto (the "Subordination Agreement").

         (xii) Such other documents as any Lender or Issuing Bank may have reasonably requested.

                  On or promptly after the Effective Date, each Lender that is holding a promissory note under the Original Agreement shall cancel and return to the Borrower the promissory note held by such Lender under the Original Agreement (or a "lost note affidavit and indemnity" reasonably acceptable to the Borrower).

         5.2. Each Advance. The Lenders shall not be required (except as otherwise provided in Section 2.22(e) and 4.6(b) and except for Loans made by the New Lenders pursuant to Section 2.5(c)) to make any Advance (other than the conversion of an Advance of one Type to an Advance of another Type that does not increase the aggregate amount of outstanding Advances) and the Swing Line Bank shall not be obligated to make a Swing Line Loan, unless on the applicable Borrowing Date, and an Issuing Bank shall not be required to issue, amend or extend a Facility Letter of Credit, unless on the applicable Issuance Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date and except to the extent that any such representation or warranty relates to changes otherwise permitted by this Agreement.

         (iii) After the making of such Advance or issuance of such Facility Letter of Credit, Consolidated Senior Debt Borrowings shall not exceed the Borrowing Base (determined as of the most recent Inventory Valuation Date).

         (iv) The Borrower shall have delivered to the Agent, not more than three (3) Business Days prior to the applicable Borrowing Date or Issuance Date or, in the case of a Swing Line Loan, on the Borrowing Date, a duly completed certificate in substantially the form of Exhibit "J" hereto.

         (v) All legal matters incident to (A) the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel and (B) the issuance of such Facility Letter of Credit shall be reasonably satisfactory to the Agent, such Issuing Bank and their respective counsel.

         Each Borrowing Notice with respect to each such Advance and each request for a Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and
(ii) have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         6.1. Existence and Standing. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect). Each of the Significant Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect).

         6.2. Authorization and Validity. The Borrower has the corporate power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized and the Loan Documents to which it is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity. Each of the Guarantors has the corporate power and authority to execute and deliver the Guaranty and to perform its obligations thereunder. The execution and delivery by the Guarantors of the Guaranty and the performance of their obligations thereunder have been duly authorized, and the Guaranty constitutes the legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         6.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents or by the Significant Guarantors of the Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will violate in any material respect any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of the Significant Guarantors or the Borrower's or any Significant Guarantor's certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any Significant Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Significant Guarantor pursuant to the terms of any such indenture, instrument or agreement. Except as set forth on Schedule "6.3" hereto, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the Guaranty.

         6.4. Financial Statements. The December 31, 1998 consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The September 30, 1999 unaudited condensed consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders were prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnotes normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations. Such statements fairly present, in all material respects, the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject to normal adjustments and the absence of footnotes.

         6.5. Material Adverse Effect. Since the date of the financial statements (whether quarterly or annual) of the Borrower that have most recently been delivered by the Borrower to the Agent, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and the Significant Guarantors (taken as a whole) that has had or would reasonably be expected to have a Material Adverse Effect.

         6.6. Taxes. The Borrower and the Significant Guarantors have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any such Significant Guarantor, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax Liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and the Significant Guarantors in respect of any taxes or other governmental charges are adequate in accordance with GAAP.

         6.7. Litigation and Contingent Obligations. Except as set forth on Schedule "6.7" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any Authorized Officer, threatened against or affecting the Borrower or any Significant Guarantor that has had or would reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower and the Significant Guarantors have no material contingent obligations not provided for or disclosed in the financial statements of the Borrower that have been most recently delivered by the Borrower to the Agent or the financial statements of the Borrower for the year ended December 31, 1998 that has had or would reasonably be expected to have a Material Adverse Effect.

         6.8. Subsidiaries. Schedule "6.8" hereto contains an accurate list of all of the Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership interests owned by the Borrower or its Subsidiaries. All of the issued and outstanding shares of capital stock of such

Subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable.

         6.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

         6.10. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Guarantor to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Guarantor to the Agent or any Lender will be, true and accurate (taken as a whole), in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         6.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         6.12. Material Agreements. Neither the Borrower nor any Significant Guarantor is in default, which default has had or would reasonably be expected to have a Material Adverse Effect, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, or (ii) any agreement or instrument evidencing or governing Indebtedness.

         6.13. Labor Disputes and Acts of God. Neither the business nor the Property of the Borrower or of any Significant Guarantor is affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which has had or would reasonably be expected to have a Material Adverse Effect.

         6.14. Ownership and Liens. The Borrower and each of the Significant Guarantors have title to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 6.4 (except to the extent that (i) such properties or assets have been disposed of in the ordinary course of business or (ii) the failure to have such title has not had and would not reasonably be expected to have a Material Adverse Effect) and none of the properties and assets owned by the Borrower or any Significant Guarantor and none of their leasehold interests is subject to any Lien, except as may be permitted pursuant to Section 8.8.

         6.15. Operation of Business. The Borrower and each of the Significant Guarantors possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted, and as presently proposed to be conducted, with such exceptions as have not had and would not reasonably be expected to have a Material Adverse Effect.

         6.16. Laws; Environment. Except as set forth on Schedule "6.16" hereto, the Borrower and each of the Significant Guarantors have duly complied, and their businesses, operations and Property are in compliance, in all material respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety). Except as set forth on Schedule "6.16" hereto, the Borrower and each of the Significant Guarantors have been issued all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) solid or liquid waste disposal; (4) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or (5) other environmental, health or safety matters. Except in accordance with a valid governmental permit, license, certificate or approval or as set forth on Schedule "6.16" hereto, to the best knowledge of the Borrower, there has been no material emission, spill, release, or discharge into or upon
(1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of the Borrower or any Significant Guarantor, of any toxic or hazardous substances or hazardous wastes at or from such Property. There has been no written complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to violations of law or damage by reason of the Borrower's or any Significant Guarantor's (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property; (3) solid or liquid waste disposal; (4) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste; or (5) other environmental, health or safety matters affecting the Borrower or any Significant Guarantor or its business, operation or Property. Except as set forth on Schedule "6.16" hereto, neither the Borrower nor any Significant Guarantor has any material Indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal). A matter will not constitute a breach of this Section 6.16 unless it is reasonably likely to result in costs or liabilities to the Borrower or a Significant Guarantor in excess of $2,500,000 in the aggregate.

         6.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.19. Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of the Subordinated Notes and all other outstanding Subordinated Indebtedness of the Borrower and any Guarantors.

         6.20. Year 2000. The Borrower has made an assessment of the Year 2000 Issues and has a reasonable program for remediating the Year 2000 Issues on a timely basis. Based on such assessment and program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         7.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

         (i) Within 90 days after the close of each fiscal year, an unqualified audit report certified by nationally recognized independent certified public accountants, reasonably acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (ii) Within 90 days after the close of each fiscal year, unaudited balance sheets as of the end of such fiscal year for each of the operating divisions of the Borrower and a related profit and loss statement for each Subsidiary, all certified by an Authorized Officer.

         (iii) Within 45 days after the close of the first three quarterly periods of each fiscal year, for the Borrower and its Subsidiaries, on a consolidated condensed basis, unaudited balance sheets as at the close of each such period and a related profit and loss statement for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer.

         (iv) As soon as available, but in any event not later than 10 days prior to the beginning of each fiscal year, a copy of the business plan (including a consolidated balance sheet, income statement and cash flow statement) of the Borrower and its Subsidiaries for such fiscal year.

         (v) Within 45 days of the end of each of the first three quarterly periods of each fiscal year, a quarterly variance analysis comparing actual quarterly results versus projected quarterly results for the fiscal quarter most recently ended (including consolidated income statements of the Borrower and its Subsidiaries, an analysis of revenues, Housing Unit Closings and operating profits on a consolidated basis, unaudited income statements and balance sheets (by operating division) for such quarter, and such other items as are reasonably requested by any of the Lenders), together with a written explanation of material variances.

         (vi) Within 90 days after the end of each fiscal year, a variance analysis comparing actual annual results versus the business plan for the fiscal year most recently ended (including consolidated income statements of the Borrower and its Subsidiaries, an analysis of revenues, Housing Unit Closings and operating profits on a consolidated basis, unaudited income statements and balance sheets (by operating division) for such fiscal year, and such other items as are reasonably requested by any of the Lenders), together with a written explanation of material variances.

         (vii) Within 10 Business Days after the end of each calendar month, a Borrowing Base Certificate of an Authorized Officer, with respect to the Inventory Valuation Date occurring on the last day of such calendar month.

         (viii) Within 45 days after the end of each quarterly period of each fiscal year, a certificate of an Authorized Officer certifying the Housing Units as at such date, which lists (by operating division) the Housing Units, designated in the same categories as are identified in the Borrower's report dated June 30, 1998; such summary shall include a delineation of sold or unsold items in each category.

         (ix) Within 45 days after the end of each quarterly period of each fiscal year, a certificate of an Authorized Officer certifying as of such date (by operating division) the book values of raw land held for development or sale, Entitled Land, Land under Development, Finished Lots, Finished Lots on the books in excess of nine months, Housing Units, Housing Units Under Contract and Inventory Housing Units.

         (x) Within 45 days after the end of each of the first three quarterly periods, and within ninety (90) days after the end, of each fiscal year, a certificate of an Authorized Officer of the Borrower in the form of Exhibit "K" hereto.

         (xi) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA (which requirement may be satisfied by the delivery of the most recent actuarial valuation of each such Single Employer Plan).

         (xii) As soon as possible and in any event within ten days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

         (xiii) As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any member of the Controlled Group and promptly but in any event within two (2) Business Days of receipt by the Borrower or any member of the Controlled Group of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $500,000 with respect to the Borrower or any member of the Controlled Group, a certificate of an Authorized Officer setting forth all relevant details of such event and the action which the Borrower proposes to take with respect thereto.

         (xiv) Promptly after the furnishing thereof, copies of any statement, report, document, notice, certificate, and correspondence furnished to any other party pursuant to the terms of any indenture (including the Senior Indentures), loan, credit, or similar agreement with respect to any Indebtedness in excess of $1,000,000 or to any rating agency and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 7.1.

         (xv) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Significant Guarantor sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Significant Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

         (xvi) Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Significant Guarantor (a) which, if determined adversely to the Borrower or such Significant Guarantor, could reasonably be expected to have a Material Adverse Effect or
                  (b) in which liability in excess of $2,500,000 (in the aggregate with respect to any action, suit or proceeding) is asserted against the Borrower or any Significant Guarantor.

         (xvii) As soon as possible and in any event within ten days after receipt by the Borrower or any Significant Guarantor, a copy of (a) any written notice or claim to the effect that the Borrower or any Significant Guarantor is or may be liable to any

                  Person as a result of the release of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any Guarantor which, in the case of either (a) or
                  (b), could reasonably be expected to have a Material Adverse Effect or could result in liability to the Borrower or any Significant Guarantor in excess of $2,500,000 (in the aggregate with respect to any notice or claim).

         (xviii) Such other information (including non-financial information) as the Agent may from time to time reasonably request.


         7.2. Use of Proceeds. Subject to the provisions of this Agreement, the Borrower will use the proceeds of the Advances for general corporate purposes (including payment of reimbursement obligations with respect to Facility Letters of Credit), to repay outstanding Swing Line Loans and other Advances and to engage in the transactions otherwise permitted by this Agreement. Except as permitted by Sections 8.6, 8.9 and 8.11 or otherwise permitted by this Agreement, the Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or, except as otherwise permitted by this Agreement, to purchase any securities in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. The Borrower will not permit any Non-Borrowing Subsidiaries to receive, whether by loan or other Investment, or otherwise to use any proceeds of, any Advance if the effect thereof would be to increase the outstanding amount of the Investments of the Borrower or any Guarantor in any Non-Borrowing Subsidiaries to an amount (in the aggregate) in excess of such Investments as of June 30, 1998; provided that the Borrower and the Guarantors may (i) make advances or loans to or other Investments in Non-Borrowing Subsidiaries (and use the proceeds of Advances to make the same) in an amount not to exceed the aggregate amount of all advances, loans or other Investments made by the Non-Borrowing Subsidiaries to the Borrower and the Guarantors after June 30, 1998 which have not been repaid to such Non-Borrowing Subsidiaries and (ii) make loans to or other Investments in the Non-Borrowing Subsidiaries permitted under Section 8.6.

         7.3. Notice of Default. The Borrower will, and will cause each Significant Guarantor to, give prompt notice in writing to the Lenders of the occurrence of (i) any Default or Unmatured Default and (ii) any other development, financial or otherwise, that has had or would be reasonably expected to have a Material Adverse Effect.

         7.4. Conduct of Business. Except as otherwise permitted under this Agreement, the Borrower will, and will cause each Significant Guarantor to, carry on and conduct business in the same general manner and in substantially the same fields of enterprise as presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in their respective jurisdictions of incorporation (or, in the case of any Guarantors that are partnerships or other non-corporate entities, duly formed and validly existing in their respective jurisdictions of formation) and maintain all requisite authority to conduct business in each jurisdiction in which business is conducted; provided, however, that nothing contained herein shall prohibit the dissolution of any Guarantor as long as the Borrower or another Guarantor succeeds to the assets, liabilities and business of the dissolved Guarantor.

         7.5. Taxes. The Borrower will, and will cause each Significant Guarantor to, pay when due all taxes, assessments and governmental charges and levies upon them or their income, profits or Property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

         7.6. Insurance. The Borrower will, and will cause each Significant Guarantor to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         7.7. Compliance with Laws. The Borrower will, and will cause each Significant Guarantor to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.8. Maintenance of Properties. The Borrower will, and will cause each Significant Guarantor to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.9. Inspection. The Borrower will, and will cause each Guarantor to, permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate (or partnership) books and financial records of the Borrower and the Guarantors to examine and make copies of the books of accounts and other financial records of the Borrower and the Guarantors, and to discuss the affairs, finances and accounts of the Borrower and the Guarantors with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         7.10. Environment. The Borrower will, and will cause the Significant Guarantors to, (i) comply, in all material respects, with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; (ii) promptly contain and remove any hazardous discharge from or affecting the Property of the Borrower or such Significant Guarantor, to the extent required by and in compliance with all applicable laws; (iii) promptly pay any fine or penalty assessed in connection therewith or contest the same in good faith; and (iv) permit the Agent to inspect such Property, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto at reasonable hours and places; and (v) at the request of the Required Lenders, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Required Lenders, and such other and further assurances reasonably satisfactory to the Required Lenders that any new condition or occurrence hereafter identified in any revision of Schedule "6.16" delivered by the Borrower pursuant to Section 7.12 has been corrected; provided that a failure to comply with the foregoing provisions of this Section
7.10 shall not constitute a Default or an Unmatured Default unless such noncompliance has resulted in or is reasonably likely to result in costs or liabilities to the Borrower or a Significant Guarantor in excess of $2,500,000.

         7.11. New Subsidiary. In the event that Borrower shall hereafter create a new Subsidiary or a Person shall hereafter become a Subsidiary of the Borrower, the Borrower shall (i) cause such Subsidiary to execute and deliver to the Agent (a) in the case of a Subsidiary that is not a Non-Borrowing Subsidiary, a Guaranty and an amendment to the Contribution Agreement pursuant to which such Guarantor shall become a party thereunder and (b) in the case of a Non-Borrowing Subsidiary, a Subordination Agreement, and (ii) deliver or cause to be delivered, by and with respect to such Subsidiary, certificates, opinions and other documents substantially similar to those referred to in Sections 5.1(i), (ii), (iii), (vi) and (vii) and such other documents as any Lender or Issuing Bank or their respective counsel may reasonably request; all of the foregoing shall be in form and substance satisfactory to the Required Lenders.

         7.12. Change in Schedules. Promptly following the occurrence of any event or circumstance as a result of which any of Schedules 6.7, 6.8 or 6.16 ceases to be accurate in all material respects, the Borrower shall furnish to the Agent the applicable revised Schedule and shall certify that such revised
Schedule is true, correct and complete in all material respects, and such revised Schedule shall be substituted for the applicable Schedule hereunder.

         7.13. Year 2000. The Borrower will take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect and, upon the Agent's request, will provide the Agent a description of its program to address the Year 2000 Issues, including updates and progress reports. The Borrower will promptly advise the Agent of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  During the term of the Agreement, unless the Required Lenders shall otherwise consent in writing:

         8.1. Dividends. The Borrower will not, nor will it permit any Significant Guarantor to, declare or pay any dividends on its Equity Securities (other than dividends payable in (a) its own Equity Securities or (b) rights to acquire its own Equity Securities or the Equity Securities of another Person), except that (i) provided no Default or Unmatured Default has occurred that is continuing, Borrower may pay in any fiscal quarter aggregate dividends not to exceed fifty percent (50%) of Consolidated Net Income for the preceding fiscal quarter and (ii) any Significant Guarantor may declare and pay dividends to the Borrower or to a Wholly-Owned Subsidiary.

         8.2. Indebtedness. The Borrower will not, nor will it permit any Significant Guarantor to, create, incur or suffer to exist any Indebtedness, except:

         (i)      The Loans and the Guaranties.

         (ii) Indebtedness described in Schedule "8.2" hereto and Refinancing Indebtedness with respect thereto.

         (iii) Rate Hedging Obligations related to the Loans or otherwise required pursuant to Section 9.5 hereof.

         (iv) Indebtedness of the Borrower to a Subsidiary or of a Subsidiary to the Borrower or to another Subsidiary, provided the same is permitted under Section 7.2.

         (v) Trade accounts payable and accruals arising or occurring in the ordinary course of business.

         (vi) Indebtedness with respect to Letters of Credit (including Facility Letters of Credit) in an aggregate amount outstanding at any time not to exceed $40,000,000.

         (vii)    Indebtedness secured by purchase-money Liens permitted under
                  Section 8.8(ii).

         (viii)   Subordinated Indebtedness.

         (ix) Non-Recourse Indebtedness in an aggregate amount outstanding at any time not to exceed $50,000,000.

         (x) Performance bonds, completion bonds, and guarantees of performance.

         (xi) Indebtedness or other liabilities incurred in transactions permitted pursuant to Section 8.5.

         (xii) Indebtedness of a Person existing as of the time of the Acquisition of such Person by the Borrower or any Guarantor, provided that, after giving effect to such Acquisition, the Borrower is in compliance with the terms of this Agreement (including without limitation Section 7.11 and Article IX).

         (xiii) Indebtedness not otherwise permitted by this Section 8.2 in an aggregate amount outstanding at any time not to exceed $50,000,000.

         8.3. Merger. The Borrower will not, nor will it permit any Guarantor to, merge or consolidate with or into any other Person, except (i) that a Guarantor may merge with any other Guarantor or with the Borrower and (ii) for transactions permitted under Section 8.4 or Section 8.6(vii).

         8.4. Sale of Assets. The Borrower will not, nor will it permit any Significant Guarantor to, lease, sell or otherwise dispose of its Property, to any other Person except (i) for sales or leases in the ordinary course of business, (ii) for leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and the Significant Guarantors previously leased, sold or disposed of (other than in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and the Significant Guarantors and (iii) as permitted in Section 8.5.

         8.5. Sale and Leaseback. The Borrower will not, nor will it permit any Significant Guarantor to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property, except for model homes that do not at any time exceed $25,000,000 in book value, in the aggregate for the Borrower and the Significant Guarantors.

         8.6. Investments and Acquisitions. The Borrower will not, nor will it permit any Significant Guarantor to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i) Obligations of, or fully guaranteed by, the United States of America or any agency thereof, which obligations have maturities of one year or less.

         (ii) Commercial paper rated A-l or better by S&P or P-l or better by Moody's.

         (iii) Demand deposit accounts maintained in the ordinary course of business.

         (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

         (v) Existing Investments in Subsidiaries and other Investments described in Schedule "8.6" hereto.

         (vi) Investments in joint ventures, partnerships, limited liability companies or other business organizations in which any Person other than the Borrower or a Significant Guarantor has an interest (excluding those Wholly-Owned Subsidiaries of the type identified in the last sentence of the definition of "Wholly-Owned Subsidiaries"), provided that the aggregate outstanding amount of all such Investments of the Borrower and the Significant Guarantors does not at any time exceed fifteen percent (15%) of Consolidated Tangible Net Worth.

         (vii) The Acquisition of a business or entity engaged primarily in the business of home building, provided that (A) any Acquisition is approved by the board of directors (or a committee thereof having authority to authorize such transaction) or other governing body of the owner of the business or entity to be acquired, (B) the Investment (exclusive of the issuance of Equity Securities of the Borrower or its Subsidiaries in connection therewith) in any single Acquisition after May 31, 1998 does not exceed $25,000,000 and in all such Acquisitions after May 31, 1998 does not exceed $75,000,000 in the aggregate, (C) immediately upon the consummation of any such Acquisition the Borrower is in compliance with the terms, covenants and conditions of this Agreement (including without limitation Section 7.11 and
                  Article IX) and (D) the Borrower shall deliver to the Agent a certificate, signed by an Authorized Officer, certifying that, on the date of, and taking into account, the consummation of such Acquisition, no Default or Unmatured Default has occurred and is continuing.

         (viii) Investment of the Borrower in a Guarantor or of a Guarantor in the Borrower or another Guarantor.

         (ix) Investments in Non-Borrowing Subsidiaries to the extent permitted under the provisions of Section 7.2 and other loans or advances to or other Investments in Non-Borrowing Subsidiaries that are neither made nor outstanding at any time at which any Loans (excluding Facility Letters of Credit) are outstanding hereunder.

         (x) Stock, obligations or securities received in satisfaction of debts owing to the Borrower or any Guarantor.

         (xi) Pledges or deposits in cash by the Borrower or a Guarantor to support surety bonds, performance bonds or guarantees of completion in the ordinary course of business.

         (xii) The creation of new (A) Subsidiaries engaged primarily in the home building business (or the purpose of which is principally to preserve the use of a name in which such business is conducted) or (B) Non-Borrowing Subsidiaries.

         (xiii) Investments pursuant to the Borrower's or a Significant Guarantor's employment compensation plans or agreements.

         (xiv) Investments, in addition to those enumerated in this Section 8.6, in an aggregate amount outstanding at any time not to exceed $25,000,000.

         (xv) The purchase, repurchase, repayment, prepayment, redemption or other acquisition of (i) any of the Borrower's Equity Securities involving cash expenditures from and after December 31, 1997, not to exceed, in the aggregate, the sum of $30,000,000, plus the amount of cash proceeds received by the Borrower or a Guarantor after December 31, 1997 (A) from the sale of Equity Securities of the Borrower or any Guarantor and
                  (B) in connection with the exercise of any convertible security (including, without limitation, the Borrower's Class B Warrants) entitling the holder thereof to acquire any Equity Securities of the Borrower or a Guarantor, or as otherwise permitted under Sections 8.9 and 8.11 hereof; and (ii) rights issued by the Borrower under the Rights Plan.

         (xvi)    Investments permitted under Section 8.9 hereof.

         8.7. Contingent Obligations. The Borrower will not, nor will it permit any Significant Guarantor to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) the Guaranty, and (ii) to the extent permitted by Section 8.2.

         8.8. Liens. The Borrower will not, nor will it permit any Significant Guarantor to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of the Significant Guarantors, except:

         (i)      Permitted Encumbrances.

         (ii) Purchase-money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention or a Capitalized Lease; provided that

                  (a) Any Property subject to any of the foregoing is acquired by the Borrower or any Significant Guarantor in the ordinary course of its respective business and the Lien on any such Property attaches to such asset concurrently or within 90 days after the acquisition thereof;

                  (b) The obligation secured by any Lien so created, assumed, or existing shall not exceed ninety percent (90%) of the lesser of the cost or the fair market value as of the time of acquisition of the Property covered thereby by the Borrower or the Significant Guarantor acquiring the same; and

                  (c) Each Lien shall attach only to the Property so acquired.

         (iii) Liens existing on the date hereof and described in Schedule "8.2" hereto and Liens securing Refinancing Indebtedness with respect thereto.

         (iv) Liens incurred in the ordinary course of business not otherwise permitted by this covenant, provided that the aggregate amount of Indebtedness secured by such Liens outstanding at any time shall not exceed $25,000,000.

         (v) Judgments and similar Liens arising in connection with court proceedings; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith.

         (vi)     Liens securing Non-Recourse Indebtedness.

         (vii) Liens existing with respect to Indebtedness of a Person acquired in an Acquisition permitted by this Agreement.

         8.9. Redemption. The Borrower will not purchase or redeem any of its Equity Securities heretofore or hereafter issued, except that the Borrower may
(x) purchase or redeem its Equity Securities (i) to the extent that the consideration for such redemption or purchase is limited to Equity Securities of the Borrower or a Subsidiary or (ii) if the consideration for such purchase or redemption is other than Equity Securities of the Borrower or a Subsidiary and such purchase or redemption is permitted under Section 8.6(xv), and (y) purchase or redeem the rights issued under the Rights Plan.

         8.10. Affiliates. The Borrower will not, nor will it permit any Significant Guarantor to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate of the Borrower except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Guarantor's business and upon fair and reasonable terms no less favorable to the Borrower or such Significant Guarantor than the Borrower or such Significant Guarantor would obtain in a comparable arms-length transaction, (ii) Investments permitted under Section 7.2 or 8.6 and (iii) pursuant to employment and director compensation plans and agreements.

         8.11. Subordinated Indebtedness. The Borrower will not, nor will it permit any Significant Guarantor to, make any amendment or modification to the subordination provisions of any indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness; provided, however, that the foregoing shall not prohibit (i) the repayment or prepayment of Subordinated Indebtedness solely from the net proceeds of other Subordinated Indebtedness or from Equity Securities of any Person or (ii) the purchase, repurchase, repayment, prepayment, redemption or other acquisition of the Borrower's Equity Securities to the extent permitted under Section 8.6(xv) or Section 8.9.

         8.12. Amendments. The Borrower will not (i) amend or modify any Senior Indenture or the Senior Debt Securities, except for amendments or modifications that do not (a) impose upon the Borrower obligations not contained therein as of the date of this Agreement, (b) accelerate any of the tax obligations of the Borrower or (c) otherwise adversely affect the Borrower; or (ii) permit any Guarantor to amend or modify the Contribution Agreement, except as provided in
Section 7.11.

         8.13. Financial Undertakings. The Borrower will not, nor will it permit any Significant Guarantor to, enter into or remain liable upon any Financial Undertaking, except as permitted under this Agreement.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

                  During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         9.1. Minimum Consolidated Tangible Net Worth. The Borrower will maintain at all times a Consolidated Tangible Net Worth of not less than (i) $375,000,000 plus (ii) fifty percent (50%) of the Consolidated Net Income earned after March 31, 1998 (excluding any quarter in which there is a loss) plus (iii) one hundred percent (100%) of the net cash proceeds of Equity Securities issued by the Borrower after March 31, 1998, minus (iv) the amount (not to exceed, in the aggregate, the net cash proceeds (if any) received by the Borrower in connection with the exercise, after May 31, 1998, of any of the Borrower's Class B Warrants) expended by the Borrower after the date of this Agreement to purchase or redeem any of the Borrower's Equity Securities.

         9.2. Permitted Indebtedness Ratio. (a) The Borrower will not at any time permit (x) the excess of (i) Consolidated Funded Indebtedness over (ii) the amount of Unrestricted Cash of the Borrower and its Subsidiaries to exceed (y) the product of (i) the then applicable PIR and (ii) Consolidated Tangible Net Worth.


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

                  (b) If as of the last day of any fiscal quarter, the Borrower shall fail to maintain a ratio, for the four-quarter period ending on such day, of (i) EBITDA to (ii) Consolidated Interest Incurred, of at least 1.75 to 1.0 (the "Coverage Test"), then the PIR, effective as of the first day of the fiscal quarter immediately following the four-quarter period with respect to which the Borrower shall have so failed the Coverage Test, shall be decreased to the extent herein provided. Upon the first failure to satisfy the Coverage Test, or any other failure to satisfy the Coverage Test that occurs on a date on which the PIR is 1.75, the PIR shall be decreased by 0.25 to 1.50. Upon any failure to satisfy the Coverage Test that occurs on a date on which the PIR is less than 1.75, the PIR shall be decreased by 0.10.

                  (c) If at any time at which the PIR is less than 1.75, the Borrower shall satisfy the Coverage Test (which for purposes of this Section 9.2(c) shall be deemed satisfied only if, on the same day on which the Borrower maintains the ratio set forth in Section 9.2(b), the Borrower is also in compliance with the covenant set forth in Section 9.2(a)), then the PIR, effective as of the first day of the fiscal quarter immediately following the four-quarter period with respect to which the Borrower shall have so satisfied the Coverage Test, shall be increased to the extent herein provided. Upon satisfaction of the Coverage Test on a date on which the PIR is 1.50, the PIR shall be increased to 1.75. Upon satisfaction of the Coverage Test on a date on which the PIR is less than 1.50, the PIR shall be increased by 0.10. In no event shall the PIR exceed 1.75.

                  (d) Any increase or decrease of the PIR provided for in this
Section 9.2 shall be effective as of the first day of a fiscal quarter as provided in Section 9.2(b) or (c) (as applicable), and the PIR (as adjusted) shall remain in effect for the entire fiscal quarter and thereafter unless and until adjusted as of the first day of any subsequent fiscal quarter as provided in this Section 9.2(b) or (c) (as applicable).

                  (e) A failure to satisfy the Coverage Test shall not constitute a Default or an Unmatured Default but a failure at any time to comply with the covenant set forth in Section 9.2(a) shall constitute a Default under
Section 10.3.

         9.3. Land Owned. The Borrower will not at any time permit (a) the sum of (i) the book value of all raw land owned by the Borrower or any Guarantor for development or sale, plus (ii) the book value of all land under development owned by the Borrower or any Guarantor, plus (iii) the book value of all lots that have been Finished Lots for more than nine months, to exceed (b) the sum of
(i) Consolidated Tangible Net Worth plus (ii) fifty percent (50%) of the outstanding principal amount of the Subordinated Indebtedness of the Borrower and the Guarantors (on a consolidated basis).

         9.4. Housing Inventory. The Borrower will not at any time permit the number of Inventory Housing Units to exceed twenty-five percent (25%) of the number of Housing Unit Closings during the preceding twelve (12) months.

         9.5. Rate Protection. The Borrower will not at any time permit less than fifty percent (50%) of the outstanding principal amount of the obligations of the Borrower and the Guarantors described in clauses (i), (iv) and (viii) of the definition of "Indebtedness," on a consolidated basis, to be Fixed Rate Debt.


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

                                    ARTICLE X

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

           10.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any Significant Guarantor to the Lenders, the Issuing Bank or the Agent under or in connection with this Agreement, any Loan Document, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall not be true and correct in any material respect on the date as of which made.

           10.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

           10.3. The breach by the Borrower (other than a breach which constitutes a Default under Section 10.1 or 10.2) of any of the terms or provisions of this Agreement which is not remedied within 30 days after the occurrence of such breach.

           10.4. Failure of the Borrower or any Significant Guarantor to pay when due (after any applicable grace or notice period) any Indebtedness (other than Non-Recourse Indebtedness or the Obligations) equal to or exceeding $5,000,000 (in the aggregate); or the default by the Borrower or any Significant Guarantor in the performance of any term, provision or condition contained in any agreement under which any Indebtedness (other than Non-Recourse Indebtedness or the Obligations) equal to or exceeding $5,000,000 (in the aggregate) was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness (other than Non-Recourse Indebtedness or the Obligations) of the Borrower or any Significant Guarantor equal to or exceeding $5,000,000 (in the aggregate) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Significant Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

           10.5. The Borrower or any Significant Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file, within the applicable time period for the filing thereof, an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the


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

foregoing actions set forth in this Section 10.5 or (vi) fail to contest in good faith any appointment or proceeding described in Section 10.6.

         10.6. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Significant Guarantor or any Substantial Portion of its Property without the application, approval or consent of the Borrower or such Significant Guarantor, or a proceeding described in
Section 10.5(iv) shall be instituted against the Borrower or any Significant Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         10.7. The Borrower or any Significant Guarantor shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 which has not been stayed on appeal or is not otherwise being appropriately contested in good faith.

         10.8. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan, which Reportable Event has had or would reasonably be expected to have a Material Adverse Effect.

         10.9. The Borrower or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum; provided, however, that such event shall not constitute a Default as long as the Borrower or the Controlled Group member, as applicable, is contesting in good faith the imposition of withdrawal liability.

         10.10. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, if as a result of such reorganization the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization occurs by an amount exceeding $5,000,000.

         10.11. Any Change in Control shall occur.

         10.12. Any Guaranty shall fail to remain in full force or effect with respect to any one or more of the Significant Guarantors (except by reason of a merger of a Significant Guarantor with the Borrower or another Guarantor or the dissolution of a Guarantor permitted hereunder or as a result of a sale permitted under Section 8.4) or any action shall be taken by any one or more of the Significant Guarantors to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Significant Guarantor shall fail to comply with any of the terms or provisions of any Guaranty, or any Significant Guarantor denies that it has any further liability under any Guaranty or gives notice to such effect (except by reason of a merger of a Significant Guarantor


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

with the Borrower or another Guarantor or the dissolution of a Guarantor permitted hereunder or as a result of a sale permitted under Section 8.4).

                                   ARTICLE XI

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

           11.1. Acceleration. If any Default described in Section 10.5 or 10.6 occurs with respect to the Borrower, the obligations of the Lenders to make Loans (including, in the case of the Swing Line Bank, Swing Line Loans) and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the Issuing Bank or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans (including, in the case of the Swing Line Bank, Swing Line Loans) and of the Issuing Bank to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If, within five days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans (including, in the case of the Swing Line Bank, Swing Line Loans) hereunder as a result of any Default (other than any Default as described in Section 10.5 or 10.6 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

           11.2. Amendments. Subject to the provisions of this Article XI, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender and Issuing Bank affected thereby:

         (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate of, or extend the time of payment of, interest or fees thereon (except as provided in the last sentence of Section 11.1);

         (ii) Reduce the percentage specified in the definition of Required Lenders;

         (iii) Increase the amount of the Commitment of any Lender hereunder (other than as contemplated by Section 2.5(b) or Section 2.5(c) hereof), or permit the Borrower to assign its rights under this Agreement; or

         (iv)     Amend this Section 11.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment or reduce the amount


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

of the fees referred to in Section 13.12 or the fee required under Section
15.3.2 without obtaining the consent of any other party to this Agreement.

         11.3. Preservation of Rights. No delay or omission of any Lender or Issuing Bank or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan (including a Swing Line Loan) or the issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders (and, if applicable, the Agent) required pursuant to Section 11.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuing Bank and the Lenders until the Obligations have been paid in full.


                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and the issuance, amendment or extension of any Facility Letter of Credit herein contemplated.

         12.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender or Issuing Bank shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         12.3. Taxes. Any recording, intangible, filing or stamp fees or taxes or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         12.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         12.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower and the Agent, the Lenders relating to the subject matter thereof.

         12.6. Nature of Obligations; Benefits of this Agreement. (a) The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

                  (b) This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         12.7. Expenses; Indemnification. The Borrower shall reimburse the
Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Lenders and each Issuing Bank for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Lenders and such Issuing Bank, which attorneys may be employees of the Agent, the Lenders or such Issuing Bank) paid or incurred by the Agent, any Lender or such Issuing Bank in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender or Issuing Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender or Issuing Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (except to the extent arising due to the gross negligence or willful misconduct of the indemnified Person). The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         12.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         12.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP applied on a basis consistent with the audited financial statements of the Borrower as of December 31, 1998 ("Agreement Accounting Principles"). If any change in GAAP from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, then such calculation shall be made or calculated and compliance with such provision shall be determined using accounting principles used in preparing the audited financial statements of the Borrower as of December 31, 1998.

         12.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         12.11. Nonliability of Lenders and Issuing Bank. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender or Issuing Bank shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender or Issuing Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         12.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         12.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER OR ISSUING BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ISSUING BANK OR ANY AFFILIATE OF THE AGENT OR ANY LENDER OR ISSUING BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         12.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, AND EACH LENDER AND ISSUING BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         12.15. Confidentiality. Each Lender and the Agent agree to use commercially reasonable efforts to keep confidential any financial reports and other information from time to time supplied to them by the Borrower hereunder to the extent that such information is not and does not become publicly available through or with the consent or acquiescence of the Borrower, except for disclosure (i) to the Agent and the other Lenders or to a Transferee, (ii) to legal counsel, accountants, and other professional advisors to a Lender, the Agent or a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by
Section 15.4. Any Lender or Agent disclosing such information shall use


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

commercially reasonable efforts to advise the Person to whom such information is disclosed of the foregoing confidentiality agreement and to direct such Person to comply therewith.


                                  ARTICLE XIII

                                    THE AGENT

         13.1. Appointment. Bank One, NA is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article XIII. The Agent shall not have a fiduciary relationship in respect of the Borrower, any Lender or the Issuing Bank by reason of this Agreement.

         13.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         13.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         13.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing or any request for the issuance, amendment or extension of any Facility Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document or Reimbursement Agreement, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV or V, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or Reimbursement Agreement or any other instrument or writing furnished in connection with any of the foregoing. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         13.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (except as otherwise provided in Section 11.2), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan


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

Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         13.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         13.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         13.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 13.8 shall survive payment of the Obligations and termination of this Agreement.

         13.9. Rights as a Lender or Issuing Bank. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. In the event the Agent is an Issuing Bank, the Agent shall have the rights and powers of the Issuing Bank hereunder and may exercise the same as though it were not the Agent, and the term "Issuing Bank" shall, at any time when the Agent is the Issuing Bank, unless the context otherwise indicates, include and mean the Agent in its capacity as the Issuing Bank. In the event the Agent is a Swing Line Bank, the Agent shall have the rights and powers of the Swing Line Bank hereunder and may exercise the same as though it were not the Agent, and the term "Swing Line Bank" shall, at any time when the Agent is the Swing Line Bank, unless the context otherwise indicates, include and mean the Agent in its capacity as the Swing Line Bank. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those



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contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         13.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         13.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XIII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         13.12. Agent's and Arranger's Fees. The Borrower agrees to pay (to the extent not heretofore paid) to the Agent and/or Arranger (as applicable), each for its own account, the fees agreed to by the Borrower, First Chicago Capital Markets, Inc. (to whose rights Arranger has succeeded) and the Agent in that certain letter agreement dated August 7, 1998 and by Borrower, the Agent and the Arranger in that certain letter agreement dated November 24, 1999.



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

                                   ARTICLE XIV

                            SETOFF; RATABLE PAYMENTS

         14.1. Setoff. In addition to, and without limitation of, any rights of the Lenders, Swing Line Bank or Issuing Bank under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender, Swing Line Bank or Issuing Bank to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, Swing Line Bank or Issuing Bank, whether or not the Obligations, or any part hereof, shall then be due.

         14.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4 and other than payments received by the Swing Line Bank with respect to Swing Line Loans) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans (other than the Swing Line Loans) held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans (other than Swing Line Loans). If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations (other than the Swing Line Bank with respect to the Swing Line Loans) or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans (other than Swing Line Loans). In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XV

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         15.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Issuing Bank and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (ii) any assignment by any Lender must be made in compliance with Section 15.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 15.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any



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

Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         15.2. Participations.

                  15.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Persons that are not, and that are not Affiliates of a Person, in the home building business ("Participants") participating interests in any Loan owing to such Lender (which may include, in the case of the Swing Line Bank, any Swing Line Loan), any Note held by such Lender, any Commitment of such Lender (or in the case of the Swing Line Bank, any Swing Line Commitment) or any other interest of such Lender under the Loan Documents in an amount of not less than $5,000,000. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the Agent and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  15.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment (or any Swing Line Loan or Swing Line Commitment, if applicable) in which such Participant has an interest which forgives principal, interest or fees (other than Agent's fees) or reduces the interest rate or fees (other than Agent's fees) payable with respect to any such Loan or Commitment (or any Swing Line Loan or Swing Line Commitment, if applicable), or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees (other than Agent's fees) on, any such Loan or Commitment (or any Swing Line Loan or Swing Line Commitment, if applicable).

                  15.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 14.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 15.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 14.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 14.2 as if each Participant were a Lender.

         15.3. Assignments.

                  15.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other

Persons that are not, and that are not Affiliates of a Person, in the home building business ("Purchasers") all or any part of its rights and obligations under the Loan Documents (which may include, in the case of a Purchaser of an interest from the Swing Line Bank, the Swing Line Commitment and Swing Line Loans) in the amount of not less than $5,000,000, provided that, immediately following such assignment, the assigning Lender either (i) shall retain a Commitment of not less than $10,000,000 or (ii) shall have assigned all of its Commitment and have no remaining interest in the Obligations and provided, further, that Bank One may not assign the Swing Line Commitment or Swing Line Loan except to a Purchaser that is, or at the time of such assignment becomes, the Agent in accordance with the provisions of this Agreement. Such assignment shall be substantially in the form of Exhibit "L" hereto or in such other form as may be agreed to by the parties thereto. In the case of an assignment of a Commitment or any portion thereof (excluding, however, the Swing Line Commitment or any portion thereof) other than to a Lender or an Affiliate thereof and in the case of any assignment of the Swing Line Commitment or any portion thereof, the consent of the Borrower and the Agent shall be required prior to such assignment becoming effective; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld.

                  15.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "L" hereto (a "Notice of Assignment"), together with any consents required by Section 15.3.1, and (ii) payment by the Lender of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans (and, if applicable, the Swing Line Commitment and Swing Line Loans) under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans (and any Swing Line Commitment or Swing Line Loan) assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 15.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         15.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
12.15 of this Agreement.

         15.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.19.

                                   ARTICLE XVI

                                     NOTICES

         16.1. Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         16.2. Change of Address. The Borrower, the Agent, any Lender and the Issuing Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XVII

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the Borrower, the Lenders, and the Agent have executed this Agreement as of the date first above written.

                              BORROWER:

                              U.S. HOME CORPORATION

                              By:
                                 --------------------------------------------
                              Name: Thomas A. Napoli, Vice President -
                                    Corporate Finance and Treasurer

                                        10707 Clay Road
                                        Houston, TX 77041
                                        Attention: Thomas A. Napoli


                              LENDERS:
         Commitments
         -----------

         $60,000,000.00       BANK ONE, NA, Individually and as Agent

                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                                        1 Bank One Plaza
                                        Chicago, Illinois 60670
                                        Attention: Chris Flynn

         $60,000,000.00       GUARANTY FEDERAL BANK, F.S.B., Individually and as

                              Syndication Agent

                              By:
                                 --------------------------------------------
                              Name:  Randall S. Reid
                              Title: Vice President

                                        8333 Douglas Avenue
                                        Dallas, TX 75225
                                        Attention:  Randall S. Reid

         $50,000,000.00       CREDIT LYONNAIS NEW YORK BRANCH, Individually and
                              as Documentation Agent

                              By:
                                 --------------------------------------------
                              Name:
                              Title:

                                        1301 Avenue of the Americas
                                        New York, New York 10019
                                        Attention: Loan Servicing Department

                                        with a copy to:

                                        Lincoln Plaza
                                        2200 Ross Avenue - Suite 4400W
                                        Dallas, TX 75201
                                        Attention: R. Blake Wright

         $50,000,000.00       COMERICA BANK, a Michigan corporation

                              By:
                                 --------------------------------------------
                              Name:   David J. Campbell
                              Title:  Vice President

                                        Overnight Mail
                                        500 Woodward Avenue, M/C 3256
                                        Detroit, MI 48226
                                        Attention:  David J. Campbell

                                        U.S. Mail
                                        P.O. Box 75000
                                        Detroit, MI 48275-3256
                                        Attention: David J. Campbell

         $25,000,000.00       AMSOUTH BANK

                              By:
                                 --------------------------------------------
                              Name: Ronny Hudspeth
                              Title:  Senior Vice President

                                        Sonat Tower
                                        1900 5th Avenue North
                                        9th Floor
                                        Birmingham, AL 35203
                                        Attention: Ronny Hudspeth


         $35,000,000.00       BANK UNITED

                              By:
                                 --------------------------------------------
                              Name: Brandi L. Hermis
                              Title:  Assistant Vice President

                                        3200 Southwest Freeway
                                        Suite 2000
                                        Houston, TX  77027
                                        Attention: Carolyn Alexander


         $25,000,000.00       PNC BANK, NATIONAL ASSOCIATION

                              By:
                                 --------------------------------------------
                              Name: Douglas G. Paul
                              Title:  Vice President

                                        Two Tower Center
                                        18th Floor
                                        East Brunswick, NJ 08816
                                        Attention: Douglas G. Paul

         $17,500,000.00       HARRIS TRUST AND SAVINGS BANK

                              By:
                                 --------------------------------------------
                              Name: Gregory M. Bins
                              Title:  Managing Director

                                        111 West Monroe Street
                                        Chicago, IL  60603
                                        Attn: Gregory M. Bins

         $20,000,000.00       SUNTRUST BANK

                              By:
                                 --------------------------------------------
                              Name: Donald L. Gaudette, Jr.
                              Title:  Director

                                        303 Peachtree Street, N.E.
                                        3rd Floor
                                        Atlanta, GA  30308
                                        Attn: Donald L. Gaudette, Jr.


         $17,500,000.00       WACHOVIA BANK, N.A.

                              By:
                                 --------------------------------------------
                              Name: Bruce W. Perrine, Jr.
                              Title:  Vice President

                                        1900 Summit Tower Blvd.
                                        Suite 500
                                        Orlando, FL  32810
                                        Attn: Bruce W. Perrine, Jr.

                                   EXHIBIT "A"

                                    GUARANTY



                  This GUARANTY ("Guaranty") is made as of the ___ day of _____________, _____, by _________________________, a __________ corporation
(the "Guarantor"), in favor of the "Lenders" under that certain Fourth Amended and Restated Credit Agreement, dated as of February 14, 2000, by and among U.S. Home Corporation (the "Borrower"), the financial institutions from time to time parties thereto (collectively, and including the Issuing Bank (as defined in the Fourth Amended and Restated Credit Agreement) the "Lenders") and Bank One, NA, in its capacity as Agent. Such Fourth Amended and Restated Credit Agreement, as it may be amended, modified or supplemented from time to time, is hereinafter referred to as the "Credit Agreement". Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

                  1. Guaranty. (i) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lenders, the Guarantor unconditionally guarantees for the benefit of each of the Lenders the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy).

                  (ii) At any time after the occurrence of a Default, the Guarantor shall pay to the Agent, for the benefit of the Lenders, on demand and in immediately available funds, the full amount of the Obligations. The Guarantor further agrees to pay to the Agent and reimburse the Agent for, on demand and in immediately available funds, (a) all reasonable fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Agent or any of the Lenders in: (1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Guarantor relating to this Guaranty; (2) taking any action with respect to any security or collateral securing the Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or their respective rights hereunder (all such reasonable costs and expenses are hereinafter referred to as the "Expenses"). The Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

                  2. Obligations Unconditional. Subject to Section 10, the Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of: (i) the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Loan Documents; (ii) the absence of any attempt by, or on behalf of, any Lender or the Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Borrower, any other guarantor of the Obligations or any other Person; (iii) the election of any remedy by, or on behalf of, any Lender or the Agent with respect to all or any part of the Obligations; (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Lender or the Agent with respect to any provision of any of the Loan Documents; (v) the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Agent for repayment of all or any part of the Obligations or any Expenses; or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or the Guarantor.

                  3. Enforcement; Application of Payments. Upon the occurrence of a Default, the Agent may proceed directly and at once, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against the Borrower or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of the Credit Agreement, the Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, the Borrower or from any other Person on account of the Obligations or any other liability of the Guarantor to any Lender.

                  4. Waivers. (a) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to the Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Obligations and any other obligations contained herein. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of all or any part of the Obligations.

                  (b) The Guarantor understands that it shall be liable for the full amount of its liability under this Guaranty, notwithstanding the occurrence of any event impairing the right of the Guarantor, the Agent or any of the Lenders to proceed against the Borrower, any other guarantor or the Borrower's or such guarantor's property. The Guarantor agrees that all of its obligations under this Guaranty (including its obligation to pay in full all indebtedness evidenced by or arising under the Credit Agreement) shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that the Guarantor's rights against the Borrower may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Agent or any Lender.

                  (c) The Lenders, either themselves or acting through the Agent, are hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (ii) to accept partial payments on all or any part of the Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower, (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guaranty, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

                  5. Setoff. At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise) following the occurrence of a Default, each Lender and the Agent may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any indebtedness due or to become due from such Lender or the Agent to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of such Lender or the Agent or any of their respective affiliates.

                  6. Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that none of the Lenders nor the Agent shall have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

                  7. No Marshalling; Reinstatement. The Guarantor consents and agrees that none of the Lenders nor the Agent nor any Person acting for or on behalf of the Lenders or the Agent shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent that the Borrower, the Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to any Lender or the Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, the Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

                  8. Subrogation. Until the Obligations have been paid in full, the Guarantor (i) shall have no right of subrogation with respect to such Obligations and (ii) waives any right to enforce any remedy which the Lenders or the Agent (or any of them) now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Agent (or any of them) to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Lenders.

                  9. Enforcement; Amendments; Waivers. No delay on the part of any of the Lenders or the Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lenders or the Agent, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any of the Lenders or the Agent at any time or times hereafter to require strict performance by the Borrower, the Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Agent or any Lender shall not waive, affect or diminish any right of the Agent or such Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Agent or any Lender, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Default by the Agent or any Lender shall operate as a waiver of any other Default or the same Default on a future occasion, and no action by the Agent or any Lender permitted hereunder shall in any way affect or impair the Agent's or any Lender's rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to any of the Lenders shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

                  10. Effectiveness; Termination. This Guaranty shall become effective upon its execution by the Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid (in cash) and discharged and the Credit Agreement and all financing arrangements between the Borrower and the Lenders shall have been terminated. If, notwithstanding the foregoing, the Guarantor shall have any right under applicable law to terminate or revoke this Guaranty, the Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is actually received by the Agent. Such notice shall not affect the right and power of any of the Lenders or the Agent to enforce rights arising prior to receipt thereof by the Agent. If any Lender grants loans or takes other action after the Guarantor terminates or revokes this Guaranty but before the Agent receives such written notice, the rights of such Lender with respect thereto shall be the same as if such termination or revocation had not occurred.

                  11. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and upon its successors and assigns and shall inure to the benefit of the Lender and the Agent and their respective successors and assigns; all references herein to the Borrower and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

                  12. Officer Authority. The Guarantor authorizes its Chairman, President, and each of its Vice Presidents, respectively, from time to time, severally and not jointly, on behalf and in the name of the Guarantor from time to time in the discretion of such officer, to take or omit to take any and all action and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to each such officer severally the power and right on behalf of the Guarantor, without notice to or assent by the Guarantor, to do the following: (i) to execute and deliver any amendment, waiver, consent, supplement, other modification or reaffirmation of this Guaranty or any document relating hereto, and to perform any obligation arising in connection herewith or therewith; (ii) to sell, transfer, assign, encumber or otherwise deal in or with any security for this Guaranty or any part thereof; (iii) to grant liens, security interests or other encumbrances on or in respect of any property or assets of the Guarantor, whether now owned or hereafter acquired, in favor of the Lenders and the Agent; (iv) to send notices, directions, orders and other communications to any Person relating to this Guaranty, or any security for all or any part of the Obligations; (v) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any security for all or any part of the Obligations; and (vi) to take or omit to take any action with respect to this Guaranty, any security for all or any part of the Obligations or any document covering any such security, all as such officer may determine in his or her sole discretion. The undersigned hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of the Guarantor.

                  13. Governing Law. This Guaranty has been delivered by the parties hereto in Chicago, Illinois. Any dispute between the Guarantor and the Lenders or the Agent arising out of or related to the relationship established between them in connection with this Guaranty, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws, and not the conflicts of law provisions, of the State of Illinois.

                  14. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens. (a) Exclusive Jurisdiction. Except as provided in subsection (b) of this Section 14, the Agent, on behalf of itself and the Lenders, and the Guarantor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Chicago, Illinois, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of Chicago, Illinois.

                  (b) Other Jurisdictions. The Lenders and Agent shall have the right to proceed against the Guarantor or its real or personal property in a court in any location to enable the Agent or the Lenders to obtain personal jurisdiction over the Guarantor or to enforce a judgment or other court order entered in favor of the Agent or the Lenders.

                  (c) Venue; Forum Non Conveniens. Each of the Guarantor and the Agent, on behalf of itself and the Lenders, waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 14.

                  15. Waiver of Jury Trial. Each of the Guarantor and the Agent waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Guarantor and the Lenders or the Agent arising out of or related to the transactions contemplated by this Guaranty or any other instrument, document or agreement executed or delivered in connection herewith. Either the Guarantor or the Agent may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                  16. Waiver of Bond. The Guarantor waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Agent and the Guarantor.

                  17. Advice of Counsel. The Guarantor represents and warrants that it has consulted with its legal counsel regarding all waivers under this Guaranty, including without limitation those under Section 4 and Sections 14 through 17 hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Agent and the Lenders to extend the indebtedness guaranteed hereby.

                  18. Notices. All notices and other communications provided to any party hereto shall be in writing or by facsimile and addressed to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. The addresses for notices are as follows:

         if to the Guarantor, at:

                  ------------------------
                  ------------------------
                  ------------------------
                  ------------------------

         if to the Agent, at

                  Bank One, NA
                  1 Bank One Plaza
                  Chicago, Illinois  60670
                  Attention:
                            -----------------
                  Telecopy:  312/732-1117

                  19. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                  20. Merger. This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and the Agent or any Lender.

                  21. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.


                                       -----------------------------------


                                       By:
                                          ------------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:

                                  EXHIBIT "B-1"

                                      NOTE

$                                                                        , 200_
 -----------                                           ------------------

           The undersigned (the "Borrower") promises to pay to the order of (the "Lender") the lesser of the principal sum of Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Fourth Amended and Restated Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of Bank One, NA, in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement, dated as of February 14, 2000, among the Borrower, Bank One, NA, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                       U.S. HOME CORPORATION

                                       By:
                                          -------------------------------------
                                       Print Name:
                                                  -----------------------------
                                       Title:
                                             ----------------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                          NOTE OF U.S. HOME CORPORATION

                            DATED ____________, 200_

               Principal        Maturity      Principal
               Amount of      of Interest       Amount         Unpaid
     Date        Loan           Period           Paid          Balance
     ----     ----------      -----------    ------------      -------

                                  EXHIBIT "B-2"

                            AMENDED AND RESTATED NOTE


$                                                                        , 200_
 -----------                                          ------------------

The undersigned (the "Borrower") promises to pay to the order of ______________ (the "Lender") the lesser of the principal sum of _________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Fourth Amended and Restated Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of Bank One, NA, in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Amended and Restated Note amends and restates a certain Note dated __________ made by the Borrower payable to the order of the Lender in the principal amount of $___________, which Note has been cancelled. This Amended and Restated Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement, dated as of February 14, 2000, among the Borrower, Bank One, NA, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Amended and Restated Note, including the terms and conditions under which this Amended and Restated Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                            U.S. HOME CORPORATION

                                            By:
                                               --------------------------------
                                            Print Name:
                                                       ------------------------
                                            Title:
                                                  -----------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                            AMENDED AND RESTATED NOTE

                            OF U.S. HOME CORPORATION

                            DATED ____________, 200_


               Principal        Maturity      Principal
               Amount of      of Interest       Amount         Unpaid
     Date        Loan           Period           Paid          Balance
     ----     ----------      -----------    ------------      -------

                                   EXHIBIT "C"

                            COMMITMENT AND ACCEPTANCE

         This Commitment and Acceptance (this "Commitment and Acceptance") dated as of , , is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS

         Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of February 14, 2000, by and among U.S. Home Corporation, as Borrower, Bank One, NA, as Agent, and the Lenders that are parties thereto (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "Credit Agreement").

         Pursuant to Section 2.5(b) of the Credit Agreement, the Borrower has requested an increase in the Aggregate Commitment from $_______________ to $__________________. Such increase in the Aggregate Commitment is to become effective on _______________ __, ____ (the "Increase Date") [THIS DATE IS TO BE MUTUALLY AGREED UPON BY THE BORROWER, THE ACCEPTING LENDER AND THE AGENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.5(d) OF THE CREDIT AGREEMENT]. In connection with such requested increase in the Aggregate Commitment, the Borrower, the Agent and _________________ (the "Accepting Lender") hereby agree as follows:

         1. ACCEPTING LENDER'S COMMITMENT. Effective as of the Increase Date, [the Accepting Lender shall become a party to the Credit Agreement as a Lender, shall have all of the rights and obligations of a Lender thereunder, shall agree to be bound by the terms and provisions thereof and shall thereupon have a Commitment under and for purposes of the Credit Agreement in and amount equal to the] [the Commitment of the Accepting Lender under the Credit Agreement shall be increased from $___________________ to the] amount set forth opposite the Accepting Lender's name on the signature pages hereof.

         [2. REPRESENTATIONS AND AGREEMENTS OF ACCEPTING LENDER. The Accepting Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Accepting Lender and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance, (ii) agrees that it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the commitment and acceptance hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) a taches the forms prescribed by the Internal Revenue Service of the United States certifying that the Accepting Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

*Paragraph 2 to be inserted only if the Accepting Lender is not already a party to the Credit Agreement prior to the Increase Date, and subparagraph 2(vii) to be inserted only if such Accepting Lender is not incorporated under the laws of the United States, or a state thereof.]

         3. REPRESENTATION OF BORROWER. The Borrower hereby represents and warrants that as of the date hereof and as of the Increase Date, no event or condition shall have occurred and then be continuing which constitutes a Default or Unmatured Default.

         4. GOVERNING LAW. This Commitment and Acceptance shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         5. NOTICES. For the purpose of notices to be given under the Credit Agreement, the address of the Accepting Lender (until notice of a change is delivered) shall be the address set forth in Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                            BORROWER:

                                            U.S. HOME CORPORATION

                                            By:
                                               ------------------------
                                            Name:
                                            Title:

                                            AGENT:

                                            [NAME OF AGENT],
                                                as Agent

                                            By:
                                               ------------------------
                                            Name:
                                            Title:

$                                           ACCEPTING LENDER:
 --------------
                                            [NAME OF ACCEPTING LENDER]

                                            By:
                                               ------------------------
                                            Name:
                                            Title:

                                   SCHEDULE 1
                          to Commitment and Acceptance

1. Attach Accepting Lender's Administrative Information Sheet, which must include its payment instructions and notice address.

                                   EXHIBIT "D"

             Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP

                                   EXHIBIT "E"

             Opinion of Steven Lane, Director-Legal of the Borrower

                                   EXHIBIT "F"

                        Opinion of Lord, Bissell & Brook

                                   EXHIBIT "G"

                      SECOND AMENDED AND RESTATED GUARANTY


                  This AMENDED AND RESTATED GUARANTY ("Guaranty") is made as of February 14, 2000 by the undersigned (collectively, the "Guarantors" and individually a "Guarantor"), in favor of the "Lenders" under that certain Fourth Amended and Restated Credit Agreement, dated as of February 14, 2000, by and among U.S. Home Corporation (the "Borrower"), the financial institutions from time to time parties thereto (collectively, and including the Issuing Bank (as defined in the Fourth Amended and Restated Credit Agreement) the "Lenders") and Bank One, NA, in its capacity as Agent. Such Fourth Amended and Restated Credit Agreement, as it may be amended, modified or supplemented from time to time, is hereinafter referred to as the "Credit Agreement". Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

                  1. Guaranty. (i) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lenders, the Guarantors, jointly and severally, unconditionally guarantee for the benefit of each of the Lenders the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy).

                  (ii) At any time after the occurrence of a Default, the Guarantors shall pay to the Agent, for the benefit of the Lenders, on demand and in immediately available funds, the full amount of the Obligations. Each of the Guarantors further agrees to pay to the Agent and reimburse the Agent for, on demand and in immediately available funds, (a) all reasonable fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Agent or any of the Lenders in: (1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, such Guarantor relating to this Guaranty; (2) taking any action with respect to any security or collateral securing such Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or their respective rights hereunder (all such reasonable costs and expenses are hereinafter referred to as the "Expenses"). Each of the Guarantors hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

                  2. Obligations Unconditional. Subject to Section 10, each of the Guarantors hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of: (i) the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Loan Documents; (ii) the absence of any attempt by, or on behalf of, any Lender or the Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Borrower, any other guarantor (including any Guarantor) of the Obligations or any other Person; (iii) the election of any remedy by, or on behalf of, any Lender or the Agent with respect to all or any part of the Obligations; (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Lender or the Agent with respect to any provision of any of the Loan Documents; (v) the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Agent for repayment of all or any part of the Obligations or any Expenses; or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or such Guarantor.

                  3. Enforcement; Application of Payments. Upon the occurrence of a Default, the Agent may proceed directly and at once, without notice, against the Guarantors or any one or more of them to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against the Borrower or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of the Credit Agreement, the Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantors, the Borrower or from any other Person on account of the Obligations or any other liability of the Guarantor to any Lender.

                  4. Waivers. (a) Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to any Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Obligations and any other obligations contained herein. Each of the Guarantors further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor (including any Guarantor) of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of all or any part of the Obligations.

                  (b) Each of the Guarantors understands that it shall be liable for the full amount of its liability under this Guaranty, notwithstanding the occurrence of any event impairing the right of such Guarantor, the Agent or any of the Lenders to proceed against the Borrower or its property or any other guarantor (including any Guarantor) or its property. Each of the Guarantors agrees that all of its obligations under this Guaranty (including its obligation to pay in full all indebtedness evidenced by or arising under the Credit Agreement) shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that such Guarantor's rights against the Borrower may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Agent or any Lender.

                  (c) The Lenders, either themselves or acting through the Agent, are hereby authorized, without notice or demand and without affecting the liability of the Guarantors hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (ii) to accept partial payments on all or any part of the Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower, (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, all or any part of the obligations of one or more Guarantors under this Guaranty, any other guaranty of all or any part of the Obligations, or any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantors hereunder.

                  5. Setoff. At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise) following the occurrence of a Default, each Lender and the Agent may, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any indebtedness due or to become due from such Lender or the Agent to any one or more of the Guarantors, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Lender or the Agent or any of their respective affiliates.

                  6. Financial Information. Each of the Guarantors hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each of the Guarantors hereby agrees that none of the Lenders nor the Agent shall have any duty to advise any Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any one or more of the Guarantors, such Lender shall be under no obligation (i) to provide information to any other Guarantor,
(ii) to undertake any investigation not a part of its regular business routine,
(iii) to disclose any information which such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iv) to make any other or future disclosures of such information or any other information to any one or more of the Guarantors.

                  7. No Marshalling; Reinstatement. Each of the Guarantors consents and agrees that none of the Lenders nor the Agent nor any Person acting for or on behalf of the Lenders or the Agent shall be under any obligation to marshall any assets in favor of any one or more of the Guarantors or against or in payment of any or all of the Obligations. Each of the Guarantors further agrees that, to the extent that the Borrower, such Guarantor or any other guarantor (including any Guarantor) of all or any part of the Obligations makes a payment or payments to any Lender or the Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, such Guarantor, such other guarantor (including any Guarantor) or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, such Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

                  8. Subrogation. Until the Obligations have been paid in full, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Agent (or any of them) now have or may hereafter have against the Borrower, any endorser or any guarantor (including any Guarantor) of all or any part of the Obligations or any other Person, and each of the Guarantors waives any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Agent (or any of them) to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Lenders.

                  9. Enforcement; Amendments; Waivers. No delay on the part of any of the Lenders or the Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lenders or the Agent, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any of the Lenders or the Agent at any time or times hereafter to require strict performance by the Borrower, any one or more of the Guarantors, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Agent or any Lender shall not waive, affect or diminish any right of the Agent or such Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Agent or any Lender, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantors, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Default by the Agent or any Lender shall operate as a waiver of any other Default or the same Default on a future occasion, and no action by the Agent or any Lender permitted hereunder shall in any way affect or impair the Agent's or any Lender's rights and remedies or the obligations of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to any of the Lenders shall be conclusive and binding on the Guarantors irrespective of whether any of the Guarantors was a party to the suit or action in which such determination was made.

                  10. Effectiveness; Termination. This Guaranty shall become effective upon its execution by the Guarantors and shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid (in cash) and discharged and the Credit Agreement and all financing arrangements between the Borrower and the Lenders shall have been terminated. If, notwithstanding the foregoing, any Guarantor shall have any right under applicable law to terminate or revoke this Guaranty, each such Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by the Agent. Such notice shall not affect the right and power of any of the Lenders or the Agent to enforce rights arising prior to receipt thereof by the Agent. If any Lender grants loans or takes other action after a Guarantor terminates or revokes this Guaranty but before the Agent receives such written notice, the rights of such Lender with respect thereto shall be the same as if such termination or revocation had not occurred.

                  11. Successors and Assigns. This Guaranty shall be binding upon the Guarantors and upon their respective successors and assigns and shall inure to the benefit of the Lender and the Agent and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

                  12. Officer Authority. Each of the Guarantors authorizes its Chairman, President, and each of its Vice Presidents, respectively, from time to time, severally and not jointly, on behalf and in the name of such Guarantor from time to time in the discretion of such officer, to take or omit to take any and all action and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to each such officer severally the power and right on behalf of such Guarantor, without notice to or assent by such Guarantor, to do the following: (i) to execute and deliver any amendment, waiver, consent, supplement, other modification or reaffirmation of this Guaranty or any document relating hereto, and to perform any obligation arising in connection herewith or therewith; (ii) to sell, transfer, assign, encumber or otherwise deal in or with any security for this Guaranty or any part thereof; (iii) to grant liens, security interests or other encumbrances on or in respect of any property or assets of such Guarantor, whether now owned or hereafter acquired, in favor of the Lenders and the Agent; (iv) to send notices, directions, orders and other communications to any Person relating to this Guaranty, or any security for all or any part of the Obligations; (v) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any security for all or any part of the Obligations; and (vi) to take or omit to take any action with respect to this Guaranty, any security for all or any part of the Obligations or any document covering any such security, all as such officer may determine in his or her sole discretion. The undersigned hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of the Guarantors.

                  13. Governing Law. This Guaranty has been delivered by the parties hereto in Chicago, Illinois. Any dispute between any one or more of the Guarantors and the Lenders or the Agent arising out of or related to the relationship established between them in connection with this Guaranty, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws, and not the conflicts of law provisions, of the State of Illinois.

                  14. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens. (a) Exclusive Jurisdiction. Except as provided in subsection (b) of this Section 14, the Agent, on behalf of itself and the Lenders, and each of the Guarantors agree that all disputes between them arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Chicago, Illinois, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of Chicago, Illinois.

                  (b) Other Jurisdictions. The Lenders and Agent shall have the right to proceed against any one or more of the Guarantors or their real or personal property in a court in any location to enable the Agent or the Lenders to obtain personal jurisdiction over such Guarantor or to enforce a judgment or other court order entered in favor of the Agent or the Lenders.

                  (c) Venue; Forum Non Conveniens. Each of the Guarantors and the Agent, on behalf of itself and the Lenders, waive any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 14.

                  15. Waiver of Jury Trial. Each of the Guarantors and the Agent waive any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between any one or more of the Guarantors and the Lenders or the Agent arising out of or related to the transactions contemplated by this Guaranty or any other instrument, document or agreement executed or delivered in connection herewith. A Guarantor or the Agent may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                  16. Waiver of Bond. Each of the Guarantors waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Agent and any one or more of the Guarantors.

                  17. Advice of Counsel. Each of the Guarantors represents and warrants that it has consulted with its legal counsel regarding all waivers under this Guaranty, including without limitation those under Section 4 and Sections 14 through 17 hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Agent and the Lenders to extend the indebtedness guaranteed hereby.

                  18. Notices. All notices and other communications provided to any party hereto shall be in writing or by facsimile and addressed to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. The addresses for notices are as follows:

         if to a Guarantor, at:

                  c/o U.S. Home Corporation
                  1070 Clay Road
                  Houston, Texas  77041
                  Attention:  Thomas A. Napoli

         if to the Agent, at

                  Bank One, NA
                  1 Bank One Plaza
                  Chicago, Illinois  60670
                  Attention:  Chris Flynn
                  Telecopy:  312/732-1117

                  19. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                  20. Merger. This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between any Guarantor and the Agent or any Lender. This Guaranty amends and restates in its entirety the Guaranties heretofore executed and delivered by the Guarantors with respect to the Original Agreement.

                  21. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.

                           BRUSH MASTERS, INC.
                           CANTERBURY CORPORATION
                           COUNTRYPLACE GOLF COURSE, INC.
                           E.M.J.V. CORP.
                           HOMECRAFT CORPORATION
                           IMPERIAL HOMES CORPORATION
                           LUNDGREN BROS. CONSTRUCTION, INC.
                           MID-COUNTY UTILITIES, INC.
                           OCEANPOINTE DEVELOPMENT CORPORATION
                           ORRIN THOMPSON CONSTRUCTION COMPANY
                           ORRIN THOMPSON HOMES CORP.
                           PAPARONE CONSTRUCTION COMPANY
                           PRAIRIE LAKE CORPORATION
                           RIVENHOME CORPORATION
                           RUTENBERG HOMES, INC. (Florida)
                           RUTENBERG HOMES, INC. (Texas)
                           STONEY CORPORATION
                           STONEYBROOK GOLF CLUB OF FORT MYERS, INC.
                           USH ACQUISITION CORP.
                           USH EQUITY CORPORATION
                           USH HOLDING, INC.
                           USH MILLENIUM VENTURES CORP.
                           USH/MJR, INC.
                           USH (WEST LAKE), INC.
                           USH WOODBRIDGE, INC.
                           U.S. HOME CORPORATION OF NEW YORK
                           U.S. HOME OF ARIZONA CONSTRUCTION CO.
                           U.S. HOME OF COLORADO REAL ESTATE, INC.
                           U.S. HOME REALTY CORPORATION
                           U.S. HOME REALTY, INC. (Maryland)
                           U.S. HOME REALTY, INC. (Texas)
                           U.S. HOME AND DEVELOPMENT CORPORATION
                           U.S.H. CORPORATION OF NEW YORK
                           U.S.H. LOS PRADOS, INC.
                           WESTSTONE CORPORATION


                                    By:
                                       ---------------------------------------
                                           Name:  Thomas A. Napoli
                                           Title:    Vice President

                                   EXHIBIT "H"

                     THIRD AMENDED AND RESTATED CONTRIBUTION

                             AND INDEMNITY AGREEMENT

                  THIS THIRD AMENDED AND RESTATED CONTRIBUTION AND INDEMNITY AGREEMENT (the "Agreement") is made as of February 14, 2000, by and among the undersigned (collectively, the "Guarantors").

                              W I T N E S S E T H:

                  WHEREAS, concurrently with the execution and delivery hereof, U.S. Home Corporation (the "Borrower") has executed and delivered that certain Fourth Amended and Restated Credit Agreement (as such document may be modified and amended from time to time, the "Credit Agreement"), dated as of the date hereof, providing for Loans to be made from time to time by the Lenders identified in the Credit Agreement to the Borrower in a principal amount not to exceed $410,000,000 (capitalized terms used herein, but not defined herein, shall have the meanings provided for such terms in the Credit Agreement);

                  WHEREAS, the Guarantors have each executed and delivered that certain Second Amended and Restated Guaranty of even date herewith, pursuant to which the Guarantors guaranty the payment of all Obligations; and

                  WHEREAS, the Guarantors are parties to that certain Second Amended and Restated Contribution and Indemnity Agreement dated as of September 11, 1998, as amended (the "Original Contribution Agreement"); and

                  WHEREAS, the Lenders have required as a condition, among others, to the making of the Loans, that the Guarantors execute and deliver this Agreement for the purpose of amending and restating the Original Contribution Agreement in its entirety.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby covenant and agree that the Original Contribution Agreement is amended and restated in its entirety as follows:

                  1. Allocable Amount. As used in this Agreement, the "Allocable Amount" of any Guarantor, as of any date of determination, shall be determined to be an amount equal to ninety-five percent (95%) of the maximum amount which could then be claimed against such Guarantor without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Federal Bankruptcy Code (11 U.S.C. Sec. 101 et -- seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  2. Allocable Share. As used in this Agreement, the term "Allocable Share" means, at the relevant time of calculation with respect to any Guarantor, a fraction, the numerator of which equals such Guarantor's Allocable Amount and the denominator of which equals the Allocable Amounts of all the Guarantors.

                  3. Contribution and Indemnification. (a) To the extent that a payment is made on the Obligations by a Guarantor (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by or attributable to any other Guarantor, exceeds such Guarantor's Allocable Share of all such Guarantor Payments (as such share would then be calculated immediately prior to such Guarantor Payment), then such Guarantor shall be entitled to contribution and indemnification from, and to be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Shares as in effect immediately prior to such Guarantor Payment.

                  (b) Notwithstanding the foregoing, the Guarantors may, as among themselves, provide for an allocation consistent with the foregoing which requires the Guarantors that received a direct financial benefit from the Obligations in respect of which a payment by a Guarantor has been made and for which contribution is sought to make contribution payments before the Guarantors that did not receive a direct financial benefit are obligated to make contribution payments.

                  (c) The Guarantors acknowledge that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

                  4. Purpose of Agreement. This Agreement is intended only to define the relative rights of the Guarantors, and nothing set forth in this Agreement is intended to or shall impair the obligations of any of the Guarantors with respect to the Obligations, the Guaranty or any of the other Loan Documents.

                  5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  IN WITNESS WHEREOF, the Guarantors have executed this Agreement as of the day and year first above written.

                             BRUSH MASTERS, INC.
                             CANTERBURY CORPORATION
                             COUNTRYPLACE GOLF COURSE, INC.
                             E.M.J.V. CORP.
                             HOMECRAFT CORPORATION
                             IMPERIAL HOMES CORPORATION
                             LUNDGREN BROS. CONSTRUCTION, INC.
                             MID-COUNTY UTILITIES, INC.
                             OCEANPOINTE DEVELOPMENT CORPORATION
                             ORRIN THOMPSON CONSTRUCTION COMPANY
                             ORRIN THOMPSON HOMES CORP.
                             PAPARONE CONSTRUCTION COMPANY
                             PRAIRIE LAKE CORPORATION
                             RIVENHOME CORPORATION
                             RUTENBERG HOMES, INC. (Florida)
                             RUTENBERG HOMES, INC. (Texas)
                             STONEY CORPORATION
                             STONEYBROOK GOLF CLUB OF FT. MYERS, INC.
                             USH ACQUISITION CORP.
                             USH EQUITY CORPORATION
                             USH HOLDING, INC.
                             USH MILLENIUM VENTURES CORP.
                             USH/MJR, INC.
                             USH (WEST LAKE), INC.
                             USH WOODBRIDGE, INC.
                             U.S. HOME CORPORATION OF NEW YORK
                             U.S. HOME OF ARIZONA CONSTRUCTION CO.
                             U.S. HOME OF COLORADO REAL ESTATE, INC.
                             U.S. HOME REALTY CORPORATION
                             U.S. HOME REALTY, INC. (Maryland)
                             U.S. HOME REALTY, INC. (Texas)
                             U.S. HOME AND DEVELOPMENT CORPORATION
                             U.S.H. CORPORATION OF NEW YORK
                             U.S.H. LOS PRADOS, INC.
                             WESTSTONE CORPORATION

                             By:
                                ----------------------------------
                                      Thomas A. Napoli
                                      Vice President

                                     EXHIBIT "I"

               THIRD AMENDED AND RESTATED SUBORDINATION AGREEMENT

         This Third Amended and Restated Subordination Agreement (as the same may from time to time be amended, modified or restated, the "Agreement") entered into by and between the parties signatory hereto (together with their successors and assigns, individually, a "Noteholder" and collectively, the "Noteholders"), and Bank One, NA, as agent (the "Agent") for itself and the other "Senior Lenders" (as defined below).


                              W I T N E S S E T H:

         WHEREAS, the Noteholders are subsidiaries of Borrower, and Borrower may now or hereafter be indebted to the Noteholders (all such indebtedness or any notes or other instruments evidencing such indebtedness being herein referred to as the "Subordinated Notes");

         WHEREAS, the Borrower has entered into that certain Fourth Amended and Restated Credit Agreement of even date herewith (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "Credit Agreement") with the Agent and the Senior Lenders;

         WHEREAS, Borrower is presently indebted to the Senior Lenders as a result of the advance of monies and other extensions of credit by the Senior Lenders to Borrower pursuant to the Credit Agreement;

         WHEREAS, the Noteholders acknowledge that the loan or advance of monies or other extensions of any financial accommodation or credit to Borrower by the Senior Lenders is of value to the Noteholders; and

         WHEREAS, the Noteholders have heretofore executed and delivered that certain Second Amended and Restated Subordination Agreement, dated as of September 11, 1998, as amended (the "Original Subordination Agreement").

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the Noteholders, and in order to induce the Senior Lenders, now or from time to time hereafter, to make loans or extend credit or any other financial accommodation to or for the benefit of Borrower; or to grant such renewals, increases or extensions thereof as the Senior Lenders may deem advisable; and to better secure the Senior Lenders in respect of the foregoing, each of the Noteholders hereby agrees with the Agent and the Senior Lenders that the Original Subordination Agreement is hereby amended and restated in its entirety as hereinafter set forth.

         1. CERTAIN DEFINED TERMS. In addition to the terms defined above and elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         As used in this Agreement:

         "BORROWER" shall mean U.S. Home Corporation, a corporation or any successor or assign, including, without limitation, a receiver, trustee or debtor-in-possession.

         "SENIOR DEBT" shall mean all "Obligations" (as defined in the Credit Agreement). Senior Debt shall be considered to be outstanding whenever any Senior Lender has an outstanding commitment therefor.

         "SENIOR LENDERS" shall mean each of the financial institutions from time to time party to the Credit Agreement and each other holder of the Senior Debt and shall include the "Issuing Bank" under the Credit Agreement.

         "SUBORDINATED DEBT" shall mean (a) all principal of, and premium, if any, and interest on, the Subordinated Notes and (b) all other indebtedness, fees, expenses, obligations and liabilities of the Borrower (or any other person, firm, partnership or corporation for the benefit of Borrower) to any Noteholders, whether now existing or hereafter incurred or created, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent; provided, however, Subordinated Debt shall include only such amounts in excess of $10,000,000 at any time outstanding.

         2. STANDBY; SUBORDINATION; SUBROGATION. The payment and performance of the Subordinated Debt is hereby subordinated to the Senior Debt and, except as set forth in Sections 3 and 4 below, none of the Noteholders will accelerate, ask, demand, sue for, take or receive from Borrower, by setoff or in any other manner, the whole or any part of the Subordinated Debt, including, without limitation, the taking of any negotiable instruments evidencing such amounts, nor any security for any of the Subordinated Debt, unless and until all of the Senior Debt shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements among Borrower, the Agent and the Senior Lenders have been terminated. Each of the Noteholders also hereby agrees that, regardless of whether the Senior Debt is secured or unsecured, the Senior Lenders shall be subrogated for the Noteholders with respect to the Noteholders' claims against Borrower and the Noteholders' rights, liens and security interests, if any, in any of Borrower's assets or any other assets securing the Senior Debt and the proceeds thereof until all of the Senior Debt has been fully and indefeasibly paid and satisfied in cash and all financing arrangements among Borrower, the Agent and the Senior Lenders have been terminated.

         3. PERMITTED PAYMENTS. Notwithstanding the provisions of Section 2 of this Agreement, until the occurrence of a "Default" (as defined in the Credit Agreement), and provided that (i) there shall not then exist any breach of this Agreement by any of the Noteholders which has not been waived, in writing, by the Agent, and (ii) the payment described below, if made, would not give rise to the occurrence of a Default or the Senior Lenders' making an advance to Borrower in excess of amounts otherwise then available to Borrower under the terms of the Credit Agreement, Borrower may pay to the Noteholders, and the Noteholders may accept from Borrower, any and all payments of the Subordinated Debt ("Permitted Payments"), it being understood and agreed by the Noteholders that Subordinated Debt may not be modified or amended in a manner that adversely affects the Senior Lenders without the prior written consent of the Agent on behalf of the Senior Lenders.

         4. ENFORCEMENT RIGHTS. Each of the Noteholders, prior to the indefeasible payment in full of the Senior Debt and the termination of the Credit Agreement among the Borrower and the Senior Lenders, shall have no right to enforce any claim with respect to the Subordinated Debt, including, without limitation, any Permitted Payment, or otherwise to take any action against Borrower or Borrower's property without the Senior Lenders' prior written consent.

         5. LIENS; PERMITTED TRANSFERS; PERMITTED CHANGE OF CONTROL. Each of the Noteholders hereby represents as of the date hereof that it has not been granted or obtained any liens or security interests in any assets of the Borrower or any other assets securing the Senior Debt. Each of the Noteholders agrees that, without the prior written consent of the Agent and each of the Senior Lenders, no Noteholder shall take any liens on or security interests in any assets of the Borrower. The Noteholders acknowledge and agree that, to the extent the terms and provisions of this Agreement are inconsistent with the Subordinated Notes, the Subordinated Notes shall be deemed to be subject to this Agreement. Notwithstanding any provision contained in the Subordinated Notes accelerating the Subordinated Debt or requiring a mandatory prepayment or put of all or any part of the Subordinated Debt upon the occurrence of a default or other event, no such default or other event shall result in any such acceleration of the Subordinated Debt, mandatory prepayment with respect to the Subordinated Debt or put of any portion of the Subordinated Debt, all of which are hereby waived by the Noteholders, unless and until all of the Senior Debt shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements among Borrower, the Agent and the Senior Lenders have been terminated.

         6. SUBORDINATED DEBT OWED ONLY TO THE NOTEHOLDERS. The Noteholders warrant and represent that (a) the Noteholders have not previously assigned any interest in the Subordinated Debt or any security interest in connection therewith, if any; (b) no other party owns an interest in the Subordinated Debt or security therefor other than the Noteholders (whether as joint holders of the Subordinated Debt, participants or otherwise); and (c) the entire Subordinated Debt is owing only to the Noteholders. Each of the Noteholders covenants that the entire Subordinated Debt shall continue to be owing only to the Noteholders and all security therefor shall continue to be held solely for the benefit of the Noteholders unless assigned in accordance with the terms of this Agreement.

         7. SENIOR LENDER PRIORITY. In the event of the occurrence of a Default (as defined in the Credit Agreement) (i) the Agent and the Senior Lenders shall be entitled to receive indefeasible payment in full in cash of any and all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt shall be paid or delivered directly to Agent for application on any of the Senior Debt, due or not due, until the Senior Debt shall have first been fully and indefeasibly paid and satisfied in cash.

         8. GRANT OF AUTHORITY TO AGENT. In the event of the occurrence of any event described in Section 7 above, and in order to enable the Agent and the Senior Lenders to enforce their rights hereunder in any of the aforesaid actions or proceedings, Agent is hereby irrevocably authorized and empowered, in the Agent's discretion, to file, make and present for and on behalf of the Noteholders such proofs of claims against Borrower on account of the Subordinated Debt or other motions or pleadings as the Agent may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any portion of the Senior Debt. In voting such proofs of claim in any proceeding, the Agent may act in a manner consistent with the sole interest of the Senior Lenders and the Agent shall have no duty to take any action to optimize or maximize the Noteholders' recovery with respect to its claim. The Noteholders irrevocably authorize and empower the Agent to demand, sue for, collect and receive each of the aforesaid payments and distributions described in Section 7 above and give acquittance therefor and to file claims and take such other actions, in the Agent's own name or in the name of the Noteholders or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Agreement. Each of the Noteholders will execute and deliver to the Agent such powers of attorney, assignments and other instruments or documents, including notes and stock certificates (together with such assignments or endorsements as the Agent shall deem necessary), as may be requested by the Agent in order to enable the Agent and to enforce any and all claims of the Agent and the Senior Lenders upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for the Agent's and the Senior Lenders' own benefit.

         9. PAYMENTS RECEIVED BY THE NOTEHOLDERS. Except for Permitted Payments received by the Noteholders prior to the occurrence of a Default as provided in
Section 3 above, should any payment or distribution or security or instrument or proceeds thereof be received by any Noteholder upon or with respect to the Subordinated Debt or any other obligations of Borrower to any Noteholder prior to the indefeasible payment in full in cash of all of the Senior Debt and termination of all financing arrangements among Borrower, the Agent and the Senior Lenders, the Noteholders shall receive and hold the same in trust, as trustee, for the benefit of the Agent and the Senior Lenders, and shall forthwith deliver the same to the Agent, in precisely the form received (except for the endorsement or assignment of the Noteholders where necessary), for application on any of Senior Debt, due or not due, and, until so delivered, the same shall be held in trust by such Noteholder as the property of the Agent and the Senior Lenders. In the event of the failure of any Noteholder to make any such endorsement or assignment to the Agent, the Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same.

         10. CONTINUING NATURE OF SUBORDINATION. This Agreement shall be effective and may not be terminated or otherwise revoked by any Noteholder until the Senior Debt shall have been indefeasibly paid in full in cash and satisfied and the Credit Agreement among Borrower, the Agent and the Senior Lenders have been terminated. In the event the Noteholders shall have any right under applicable law otherwise to terminate or revoke this Agreement which right cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by any such Noteholder, is actually received by the Agent's officer responsible for such matters. In the absence of the circumstances described in the immediately preceding sentence, this is a continuing agreement of subordination and the Agent and the Senior Lenders may continue, at any time and without notice to the Noteholders, to extend credit or other financial accommodations and loan monies to or for the benefit of Borrower on the faith hereof. Any termination or revocation described hereinabove shall not affect this Agreement in relation to (a) any of the Senior Debt which arose or was committed to prior to receipt thereof or (b) any of the Senior Debt created after receipt thereof, if such Senior Debt was incurred through readvances by the Senior Lenders pursuant to the Senior Lenders' financing arrangements with Borrower, including, without limitation, advances or readvances, in an aggregate outstanding amount not to exceed the sum of the Aggregate Commitment (as defined in the Credit Agreement as in effect on the date of receipt of any such notice and as may be increased pursuant to the provisions of the Credit Agreement). If, in reliance on this Agreement, any Senior Lender makes loans or other advances to or for the benefit of Borrower or takes other action under the Credit Agreement after such aforesaid termination or revocation by the Noteholder but prior to the receipt by the Agent of said written notice as set forth above, the rights of the Senior Lenders shall be the same as if such termination or revocation had not occurred.

         11. ADDITIONAL AGREEMENTS BETWEEN THE AGENT, THE SENIOR LENDERS AND BORROWER. The Agent or any Senior Lender, at any time and from time to time, either before or after any such aforesaid notice of termination or revocation, may enter into such agreement or agreements with Borrower as the Agent or any Senior Lender may deem proper, extending the time of payment of or renewing or otherwise altering the terms, including, without limitation increasing the principal amount thereof, of all or any portion of the Senior Debt or obtaining security for any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement.

         12. NOTEHOLDERS' WAIVERS. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement. The Noteholders expressly waive all notice of the acceptance by the Agent or any Senior Lender of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and the Noteholders expressly waive reliance by the Agent and the Senior Lenders upon the subordination and other agreements as herein provided. The Noteholders further agree that in the event Borrower consents or fails to object to a proposed retention of such assets (or a portion thereof) by the Agent or the Senior Lenders in satisfaction of the Senior Debt (or a portion thereof), the Noteholders hereby consent to such proposed retention regardless of whether the Noteholders are provided with notice of such proposed retention. The Noteholders agree that the Noteholders will not interfere with or in any manner oppose a disposition of any assets securing the Senior Debt by the Agent or any Senior Lender. The Noteholders agree that neither the Agent nor any Senior Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement, or the collectibility of the Senior Debt, that the Agent and the Senior Lenders shall be entitled to manage and supervise their loans to Borrower in accordance with applicable law and their usual practices, modified from time to time as deemed appropriate under the circumstances, without regard to the existence of any rights that any Noteholder may now or hereafter have in or to any of the assets of Borrower, and that Agent and the Senior Lenders shall have no liability to the Noteholders for, and waive any claim which the Noteholders may now or hereafter have against, the Agent or any Senior Lender arising out of any and all actions which the Agent or any Senior Lender, in good faith, takes or omits to take with respect to the Credit Agreement or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of any security for the Senior Debt.

         13. INVALIDATED PAYMENTS. To the extent that the Senior Lenders receive payments on, or proceeds of collateral for, the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lenders.

         14. BANKRUPTCY ISSUES. Each of the Noteholders agrees that the Senior Lenders, or any one of them may consent to the use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as the Senior Lenders, in their sole discretion, may decide and that, in connection with such cash collateral usage or such financing, the Borrower (or a trustee appointed for the estate of Borrower) may grant to the Agent or the Senior Lenders liens and security interests upon all assets of the Borrower, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the filing of the petition for relief or arise thereafter); and (ii) shall be superior in priority to the liens and security interests, if any, held by the Noteholders on the assets of Borrower. All allocations of payments between the Senior Lenders and the Noteholders shall, subject to any court order, continue to be made after the filing of a petition under the Bankruptcy Code on the same basis that the payments were to be allocated prior to the date of such filing. Each of the Noteholders agrees that it will not object to or oppose a sale or other disposition of any assets securing the Senior Debt (or any portion thereof) free and clear of security interests, liens or other claims of the Noteholders, if any, under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Lenders have consented to such sale or disposition of such assets. In the event that the Noteholders have or at any time acquire any security for the Subordinated Debt, each of the Noteholders agrees not to assert any right it may have to "adequate protection" of its interest in such security in any bankruptcy proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Senior Lenders. Each of the Noteholders waives any claim it may now or hereafter have arising out of the Senior Lender's election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Each of the Noteholders agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of any Senior Lender's claim, (ii) challenging the enforceability of any liens or security interests in assets securing the Senior Debt or (iii) asserting any claims which the Borrower may hold with respect to the Lender.

         15. AGENT'S AND SENIOR LENDERS' WAIVERS. No waiver shall be deemed to be made by the Agent or any Senior Lender of any of the Agent's or the Senior Lenders' rights hereunder, unless the same shall be in writing signed on behalf of the Agent or the Senior Lenders, as applicable, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Agent or any Senior Lender or the obligations of the Noteholders to the Agent and the Senior Lenders in any other respect at any other time.

         16. INFORMATION CONCERNING FINANCIAL CONDITION OF BORROWER. The Noteholders hereby assume responsibility for keeping informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or Subordinated Debt that diligent inquiry would reveal, and the Noteholders hereby agree that neither the Agent nor any Senior Lender shall have any duty to advise the Noteholders of information known to the Agent or any Senior Lender regarding such condition or any such circumstances. The Noteholders hereby agree that all payments received by any Senior Lender may be applied, reversed, and reapplied, in whole or in part, to any portion of the Senior Debt, as the Senior Lenders, in their sole discretion, deem appropriate and assent to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Debt and to the addition or release of any other party or person primarily or secondarily liable therefor.

         17. CONSENT TO JURISDICTION; WAIVERS. THE NOTEHOLDERS CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS, AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE

MADE BY REGISTERED MAIL DIRECTED TO THE NOTEHOLDERS AT THE ADDRESS STATED BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID. THE NOTEHOLDERS WAIVE ANY OBJECTION BASED UPON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NOTHING IN THIS SECTION 17 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY SENIOR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY SENIOR LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE NOTEHOLDERS OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         18. NOTICES. All notices and other communications provided to any party hereto shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other party. Any notice, if mailed and property addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. The addresses are as follows:

         (i)  If to the Agent or any Senior Lender at:

                  Bank One, NA
                  1 Bank One Plaza
                  Chicago, IL  60670
                  Attn:  Chris Flynn
                  Telecopy: (312) 732-1117

         (ii)  If to any Noteholder at:

                  c/o U.S. Home Corporation
                  10707 Clay Road
                  Houston, TX  77041
                  Attn:  Thomas A. Napoli
                  Telecopy: (713) 877-2451

         19. GOVERNING LAW. This Agreement has been delivered and accepted at and shall be deemed to have been made at Chicago, Illinois, and shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the laws and decisions of the State of Illinois, shall be immediately binding upon the Noteholders and their successors and assigns, and shall inure to the benefit of the successors and assigns of the Agent and the Senior Lenders.

         20. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         21. SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         22. AUTHORITY. The signatories to this Agreement on behalf of the Noteholders hereby certify that they have all necessary authority to grant the subordination evidenced hereby and execute this Agreement on behalf of the Noteholders.

         23. FULL AGREEMENT. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof. Any document, instrument or agreement executed by the parties hereto with respect to the financing which is the subject of this Agreement predating this Agreement shall be merged with and into and superseded by this Agreement.

         IN WITNESS WHEREOF, this Subordination Agreement has been signed as of February 14, 2000.

                                            NOTEHOLDERS:

                                            U.S. HOME MORTGAGE CORPORATION
                                            FIDELITY GUARANTY AND ACCEPTANCE
                                              CORPORATION
                                            U.S. HOME ACCEPTANCE CORPORATION
                                            U.S. INSURORS, INC.
                                            SAN FELIPE INDEMNITY CO., LTD.
                                            U.S.H. INDEMNITY CO., LTD.
                                            TEXAS-WIDE GENERAL AGENCY, INC.
                                            HOMETRUST INSURANCE COMPANY
                                            USH FUNDING CORP.
                                            U.S. HOME INSURANCE AGENCY, INC.
                                            EDGEWATER REINSURANCE, LTD.


                                            By:
                                               ---------------------------------
                                                     Name:    Thomas A. Napoli
                                                     Title:   Vice President




Acknowledged and accepted in
Chicago, Illinois
February 14, 2000

Bank One, NA,
as Agent

By:
   ------------------------------------
         Name:
         Title:

                                    EXHIBIT J

                                   CERTIFICATE


                  I, ____________________________, ______________ Vice President
of U.S. Home Corporation, execute and deliver this certificate pursuant to
Section 5.2 of the Fourth Amended and Restated Credit Agreement ("Credit Agreement") dated as of February __, 2000, with Bank One, NA, as Agent, and the Lenders that are parties thereto. Capitalized terms used in this certificate and not defined herein have the meanings provided therefor in the Credit Agreement.

                  1. As of the date hereof, to the best of my knowledge, there exists no Default or Unmatured Default.

                  2. To the best of my knowledge, the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date and except for
_________________________.

                  3. Borrower hereby requests [a Eurodollar Advance in the amount of $_________________ on ____________________ for a _______ month
Interest Period and/or a Floating Rate Advance in the amount of $__________________ on ____________________ and/or a Swing Line Loan in the
amount of $_____________________ on __________________ and/or a Facility Letter
of Credit in the amount of $_________________ on ________________________].

                  4. Attached hereto is the Borrowing Base Certificate as of the most recent Inventory Valuation Date, and I hereby certify that the aggregate amount of the Advances and Facility Letters of Credit requested under this certificate does not exceed the amount available for borrowing as shown on such Borrowing Base Certificate.

                                          ----------------------------

Date: ______________________

                                 BORROWING BASE

                                DETERMINED AS OF

                            ___________________, 200_



Borrowing Base
--------------
(i) Receivables                     $                         $

(ii) Housing Units under
       Contract                     $
                                    x 80%
                                    -----
                                    $                         $

(iii) Inventory Housing
        Units                       $
                                    x 70%
                                    $                         $

(iv)  Lesser of  (a) the sum
         of (1) Finished Lots       $
                                    x 70%
                                    -----
                                    $

                  PLUS

(2)  Land under Development         $
                                    x 50%
                                    -----
                                    $

                  PLUS

(3)  Entitled Land                  $
                                    x 30%
                                    -----
                                    $

                                    $                *
                  OR

         (b) Total Senior Loan
                   Commitments      $
                                    x 40%
                                    -----
                                    $                *        $
                                                               ------------
                                                              $


---------------------------
* The lesser of (a) and (b) of clause (iv) is to be included in the Borrowing Base.

Less Consolidated Senior
Debt Borrowings (itemize)

         Senior Debt Securities     $
         Outstanding Advances
           under Credit Agreement
         Outstanding Facility
           Letters of Credit
         [other]                                     $
                                    ----------         -----------------

Amount by which Borrowing
 Base exceeds Consolidated
 Senior Debt Borrowings                              $

Aggregate Available Credit
 Aggregate Commitment                                $360,000,000**
 Less Outstanding Advances
  and Facility Letters
  of Credit                                          $
                                                      -------------

Amount Available for
 Borrowing                                           $             ***
                                                      -------------
                                                      -------------

----------------------------

**This amount is to be decreased or increased to the extent that the Aggregate Commitment is decreased or increased pursuant to the Credit Agreement.

***This amount is the lesser of (a) the amount determined pursuant to the foregoing calculation (i.e., Borrowing Base, minus Consolidated Senior Debt Borrowings) and (b) Aggregate Available Credit.

                                   EXHIBIT "K"

                             COMPLIANCE CERTIFICATE



To:      The Lender parties to the
         Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of February __, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among U.S. Home Corporation, and the Lenders party thereto and Bank One, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.  I am the duly elected ___________________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:



 -----------------------------------------------------------------------------


 -----------------------------------------------------------------------------


 -----------------------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ____________, 200_.

                                   EXHIBIT "L"

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ____________________ (the
"Assignee") is dated as of _____________, ___. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Fourth Amended and Restated Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent under Section 15.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date,
(i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan becomes due (by acceleration or otherwise)(the date as described in the foregoing clauses (a),
(b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

         5. FEES PAYABLE BY THE ASSIGNEE. [The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or [commitment or Facility Letter of Credit] fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or [commitment or Facility Letter of Credit] fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than the interest rate paid by the Borrower or if the commitment fee was of 1% less than the commitment [or Facility Letter of Credit] fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.]**



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

**The parties may substitute other terms with respect to fees.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any Guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower or any Guarantor, (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].***

***To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any


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

manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 14.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.

         10. CHANGES IN AGGREGATE COMMITMENT. If any reduction in or increase of the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced or increased Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                     [NAME OF ASSIGNOR]

                                     By:
                                        -------------------------------------

                                     Title:
                                           ----------------------------------


                                     [NAME OF ASSIGNEE]

                                     By:
                                        -------------------------------------
                                     Title:
                                           ----------------------------------





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



                                   SCHEDULE 1

                             to Assignment Agreement

1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement:  _________, 19

3.       Amounts (As of Date of Item 2 above):


a.       Total of Commitment
         under Credit
         Agreement

b.       Assignee's Percentage
         purchased under the
         Assignment
         Agreement*

c.       Amount of Assigned Share
         purchased under the
         the Assignment
         Agreement


4.       Assignee's Aggregate
         Commitment Amount
         Purchased Hereunder:  $__________

5.       Proposed Effective Date:


Accepted and Agreed:

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]
By:                                         By:
    -----------------------                     -----------------------
Title:                                      Title:
       --------------------                        --------------------




 *       Percentage taken to 10 decimal places



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




                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee




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




                                   EXHIBIT "I"

                             to Assignment Agreement

                                     NOTICE

                                  OF ASSIGNMENT

                             _________________, 19


To:      [NAME OF BORROWER]*


         [NAME OF AGENT]


From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")


                  1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

                  2. This Notice of Assignment (this "Notice") is given and delivered to ****[the Borrower and]**** the Agent pursuant to Section 15.3.2 of the Credit Agreement.

                  3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ______________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 15.3.1 and 15.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                  4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on


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

any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                  5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section
15.3.2 of the Credit Agreement.

                  6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and request the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

                  7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                  8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                  9. The Assignee authorizes the Agent to act as its Agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                            NAME OF ASSIGNEE

By:                                         By:
    -----------------------                     -----------------------
Title:                                      Title:
       --------------------                        --------------------


ACKNOWLEDGED [AND CONSENTED TO] ACKNOWLEDGED [AND CONSENTED TO]

BY [NAME OF AGENT]                          BY [NAME OF BORROWER]

By:                                         By:
    -----------------------                     -----------------------
Title:                                      Title:
       --------------------                        --------------------


                 [Attach photocopy of Schedule 1 to Assignment]




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



                                  SCHEDULE 1-A

                                   GUARANTORS

Brush Masters, Inc.
Canterbury Corporation
Countryplace Golf Course, Inc.
E.M.J.V. Corp.
Homecraft Corporation
Imperial Homes Corporation
Lundgren Bros. Construction, Inc.
Mid-County Utilities, Inc.
Oceanpointe Development Corporation
Orrin Thompson Construction Company
Orrin Thompson Homes Corp.
Paparone Construction Company
Prairie Lake Corporation
Rivenhome Corporation
Rutenberg Homes, Inc. (Texas)
Rutenberg Homes, inc. (Florida)
Stoney Corporation
Stoneybrook Golf Club of Ft. Myers, Inc.
USH Acquisition Corp.
USH Equity Corporation
USH Holding, Inc.
USH Millenium Ventures Corp.
USH/MJR, Inc.
USH (West Lake), Inc.
USH Woodbridge, Inc.
U.S. Home Corporation of New York
U.S. Home of Arizona Construction Co.
U.S. Home of Colorado Real Estate, Inc.
U.S. Home Realty Corporation
U.S. Home Realty, Inc. (Maryland)
U.S. Home Realty, Inc. (Texas)
U.S. Home and Development Corporation
U.S.H. Corporation of New York
U.S.H. Los Prados, Inc.
Weststone Corporation



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




                                  SCHEDULE 1-B

                           NON-BORROWING SUBSIDIARIES

U.S. Home Mortgage Corporation
Fidelity Guaranty and Acceptance Corporation
U.S. Home Acceptance Corporation
U.S. Insurors, Inc.
San Felipe Indemnity Co., Ltd.
U.S.H. Indemnity Co., Ltd.
Texas-Wide General Agency, Inc.
HomeTrust Insurance Company
USH Funding Corp.
U.S. Home Insurance Agency, Inc.
Edgewater Reinsurance, Ltd.




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                                  SCHEDULE 6.3

                                REQUIRED CONSENTS

None.





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




                                  SCHEDULE 6.7

                      LITIGATION AND CONTINGENT OBLIGATIONS

None.




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